Exhibit 4.17

LICENSE AGREEMENT

between

Ionis Pharmaceuticals, Inc.

and

ProQR Therapeutics IV B.V.

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKED, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

THIS LICENSE AGREEMENT IS ENTERED INTO BY THE FOLLOWING PARTIES:

1.Ionis Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, located at 2855 Gazelle Court, Carlsbad, CA 92010 U.S.A., hereinafter referred to as “Ionis”;

AND

2.ProQR Therapeutics IV B.V., a company organized under the laws of The Netherlands, whose corporate seat is at Leiden and whose offices are at Zernikedreef 9, 2333 CK Leiden, the Netherlands, registered at the Dutch Chamber of Commerce under number 63635411, hereinafter referred to as “ProQR.”

Ionis and ProQR are together also referred to as the “Parties”, and each of them as a “Party.”

RECITALS

A.ProQR is developing novel RNA therapies against a range of diseases, including retinitis pigmentosa.

B.Ionis is a leading RNA-targeted therapeutic company that has developed a point mutation selective targeting approach for autosomal dominant retinitis pigmentosa with the P23H mutation.

C.Ionis desires to grant to ProQR, and ProQR desires to obtain from Ionis, an exclusive license to use certain intellectual property rights to develop and commercialize Licensed Products (as defined below) for use in the Field (as defined below), in consideration of ProQR’s payment of the amounts payable under this Agreement and subject to the terms and conditions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 1.DEFINITIONS AND INTERPRETATION

1.1.Definitions.  Unless the context requires otherwise, or unless defined otherwise in this Agreement, the following terms and expressions in this Agreement shall have the following meanings:

1.1.1“AAA” has the meaning set forth in Section 12.2.2(a).

1.1.2“AAA Rules” has the meaning set forth in SCHEDULE 7.8 of this Agreement.

1.1.3“Advisory Panel” has the meaning set forth in SCHEDULE 7.8 of this Agreement.

1.1.4“Affiliate” means any entity that controls, is controlled by or is under common control with a Party.  For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting rights or other ownership interest of such entity.

1.1.5“Agreement” means this license agreement including any Annexes thereto.

1.1.6“Alliance Manager” has the meaning set forth in Section 2.6.

1.1.7“Annex” means any annex to this Agreement.

1.1.8“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP (unless expressly stated otherwise) for a Licensed Product.  The quantity of API will be the as-is gross mass of the API after lyophilization (i.e., including such amounts of water, impurities, salt, heavy metals, etc. within the limits set forth in the API specifications) and before release, retention, stability or characterization samples are removed (if needed).

1.1.9“Arbitration Commencement Date” has the meaning set forth in Annex E to this Agreement.

1.1.10“Arbitrators” has the meaning set forth in Section 7.8.

1.1.11“Authorized Representative” means a director, officer, employee or consultant of a Party and/or an Affiliate thereof who has a “need to know” Confidential Information to achieve the purposes of this Agreement.

1.1.12“Bankruptcy Code” has the meaning set forth in Section 7.6.4.

1.1.13“Calendar Quarter”  means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.1.14“Calendar Year”  means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

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1.1.15“Change of Control” means any (a) direct or indirect acquisition of all or substantially all of the assets of a Party, (b) direct or indirect acquisition of more than 50% of the voting equity interests of a Party, (c) tender offer or exchange offer that results in any Person beneficially owning more than 50% of the voting equity interests of a Party, or (d) merger, consolidation, other business combination or similar transaction involving a Party, pursuant to which any Person owns all or substantially all of the consolidated assets, net revenues or net income of such Party, taken as a whole, or which results in the holders of the voting equity interests of such Party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold more than 50% of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is to be entered into with any Person other than Ionis, ProQR or their respective Affiliates.

1.1.16“Claim” has the meaning set forth in Section 9.3.

1.1.17“Clinical Study” means a Phase I Clinical Study, a Phase II Clinical Study, a Pivotal Clinical Study, a Proof of Concept Study, or such other study of the Licensed Product in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA, JNDA or other similar marketing application.

1.1.18“CMO”  means a contract manufacturing organization.

1.1.19“Commercialize,” “Commercializing,” and “Commercialization”  means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, exporting, selling or offering for sale a Licensed Product.

1.1.20“Commercially Reasonable Efforts” means with respect to a Party’s obligations under this Agreement, the carrying out of such obligations using efforts and resources that biotechnology/pharmaceutical companies of similar resources and expertise typically devote to similar tasks under similar circumstances, and with respect to ProQR, includes using the same efforts and resources as ProQR devotes to its own products at similar stages as a Licensed Product.

1.1.21“Competing Product” means an oligonucleotide designed to bind to the RNA encoding the P23H mutation of rhodopsin, or a method for the development, manufacture, use, or commercialization thereof that potentially, by a Third Party, infringes one or more Valid Claims of the Ionis Product-Specific Patents or Ionis Core Technology Patents.

1.1.22“Competitive Infringement” has the meaning set forth in Section 6.4.1.

1.1.23“Confidential Information” means all information in relation to this Agreement, the Licensed Patents, the Licensed Know-How and the Licensed Products, whether in oral, written, graphic or machine-readable form, including but not limited to know-how, designs and drawings, handbooks, specifications, procedures, formulas, formulations,

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techniques, methodology, equipment, data reports, descriptions sufficient to allow consistent duplication, source code, technical information, reports, data, and any other documentation and information related to all of the foregoing, except such information and data as the Parties agree in writing is not proprietary or confidential.

1.1.24“Control” or “Controlled”  means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party, then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear such compensation owed to such Third Party.

1.1.25“Cover”  or “Covered”  or “Covering”  means, with respect to a Patent and a Licensed Product, that, but for rights granted to a Person under such Patent the act of making, using, or selling of such Licensed Product by such Person would infringe a Valid Claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.1.26“Development”  or “Develop”  or “Developing”  means any and all discovery, characterization, or preclinical (including gene function, gene expression, and target validation research, lead optimization, and which may include small pilot toxicology studies), clinical, or regulatory activities with respect to a Licensed Product to obtain, support, or maintain Regulatory Approval of such product (including the submission of all necessary filings with applicable regulatory authorities to support such preclinical and clinical activities and Regulatory Approval), or any other human clinical studies conducted for a product, whether conducted prior to or after receipt of Regulatory Approval for such product.

1.1.27“Development Candidate” means [***].

1.1.28“Development Candidate Data Package” means, with respect to a Development Candidate, the data package Ionis presented to its Research Management Committee to approve the Development Candidate.

1.1.29“Development Milestone Event” has the meaning set forth in Table 1 in Section 5.2.1.

1.1.30“Development Milestone Payment” has the meaning set forth in Section 5.2.1.

1.1.31“Disclosing Party” has the meaning set forth in Section 10.1.

1.1.32“Discontinued Patent” has the meaning set forth in Section 6.3.5.

1.1.33“Discontinued Product” means a Licensed Product that is the subject of a termination under this Agreement.

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1.1.34“Effective Date” means October 26, 2018.

1.1.35“Equity Limit” has the meaning set forth in Section 5.2.3.

1.1.36“Existing Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement entered into by the Parties, effective on October 12, 2017.

1.1.37“Expert” has the meaning set forth in Annex E to this Agreement.

1.1.38“FDA”  means the United States Food and Drug Administration and any successor agency thereto.

1.1.39“Field” means the prevention or treatment of retinitis pigmentosa in humans, including patient screening.

1.1.40“First Commercial Sale”  means the first sale of a Licensed Product by ProQR, its Affiliate, or its Sublicensee to a Third Party in a particular country after Regulatory Approval of such Licensed Product has been obtained in such country.

1.1.41“First Installment”  has the meaning set forth in Section 5.1.

1.1.42“Force Majeure” means any circumstances the cause of which is not reasonably within the control of the Party claiming force majeure and that affect the performance by it under this Agreement and shall include, without limitation, acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, acts of Third Parties, wars, riots, blockades, insurrections, epidemics, landslides, lightning, earthquakes, fire, storm, floods, washouts and explosions.

1.1.43“Full Royalty Rate” has the meaning set forth in Section 5.4.1.

1.1.44“Full Royalty Term” has the meaning set forth in Section 5.4.2(a).

1.1.45“Generic Product” means, with respect to a particular Licensed Product in a country, a pharmaceutical product that: (a) (i) contains the same active moiety as the Licensed Product; and (ii) is approved for use or marketing in such country by a Regulatory Authority through an ANDA or 505(b)(2) NDA, or any enabling legislation thereof, or pursuant to any similar abbreviated route of approval in any countries in the Territory; or (b) (i) contains the same active moiety as the Licensed Product; and (ii) is approved for use in such country by a Regulatory Authority through a regulatory pathway referencing or relying on clinical data, or any findings of safety or efficacy therein, first submitted by ProQR or its Affiliates or Sublicensees for obtaining Regulatory Approval for such Licensed Product, in each case other than any Licensed Product that has been Developed under this Agreement by ProQR or any of its Affiliates or Sublicensees or Commercialized by ProQR or any of its Affiliates or Sublicensees in such country.  As used herein, the term “active moiety” has the meaning set forth in Title 21, United States Code of Federal Regulations, § 316.3(b)(2).

1.1.46“[***]” has the meaning set forth in Article 11.

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1.1.47“IND”  means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or any equivalent application for authorization to commence human clinical trials in other countries or regulatory jurisdictions.

1.1.48“Indemnified Party” has the meaning set forth in Section 9.3.

1.1.49“Indemnifying Party” has the meaning set forth in Section 9.3.

1.1.50“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND.

1.1.51“Initiate”  means with respect to a Clinical Study, dosing of the first human subject in such Clinical Study.

1.1.52“Ionis Core Technology Know-How” means all Know-How Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term that is necessary to Develop or Commercialize a Licensed Product that consists of subject matter generally applicable to antisense oligonucleotides and not limited to a single specified gene target, but excluding Ionis Product-Specific Know-How and Ionis Manufacturing and Analytical Know-How.

1.1.53“Ionis Core Technology Patents” means all Patents Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term that are necessary to Develop or Commercialize a Licensed Product that claim subject matter generally applicable to antisense oligonucleotides and not limited to a single specified gene target, but excluding Ionis Product-Specific Patents and Ionis Manufacturing and Analytical Patents.

1.1.54“Ionis Internal ASO Safety Database” has the meaning set forth in Section 2.11.1.

1.1.55“Ionis Licensed Product Inventions” has the meaning set forth in Section 6.1.

1.1.56“Ionis Manufacturing and Analytical Know-How”  means all Know-How that relates to the methods and materials used in the synthesis or analysis of a Licensed Product regardless of sequence or chemical modification that is Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term.

1.1.57“Ionis Manufacturing and Analytical Patents” means all Patents Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term that Cover methods and materials used in the synthesis or analysis of a Licensed Product regardless of sequence or chemical modification.

1.1.58“Ionis Manufacturing Technology” means the (a) Ionis Manufacturing and Analytical Patents, and (b) Ionis Manufacturing and Analytical Know-How.

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1.1.59“Ionis Product-Specific Know-How”  means all Know-How Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term that (i) are necessary to Develop or Commercialize a Licensed Product or (ii) are disclosed by Ionis to ProQR, and in each case, specifically relate to (a) the composition of matter of a Licensed Product or (b) methods of using a Licensed Product as a prophylactic or therapeutic.

1.1.60“Ionis Product-Specific Patents” means all Patents Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term that specifically claim (i) the specific composition of matter or specific sequence of a Licensed Product, or (ii) methods of using a Licensed Product as a prophylactic or therapeutic for humans; provided however, Patents Controlled by Ionis or any of its Affiliates that are necessary to Develop or Commercialize a Licensed Product and that claim either (a) subject matter applicable to antisense oligonucleotides or products in general, or (b) an antisense oligonucleotide, the sequence of which does not target the RNA encoding the P23H mutation of rhodopsin, such Patent Rights in the case of (a) and (b) will be considered Ionis Core Technology Patents.

1.1.61“IONIS-RHO-2.5Rx” [***]:

[***]

1.1.62“JSC” has the meaning set forth in Section 2.5.1.

1.1.63“Know-How” means any unpatented information or material, whether proprietary or not and whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, trade secrets, inventions, discoveries, compounds and biological materials.

1.1.64“Licensed Know-How”  means Ionis Core Technology Know-How, Ionis Manufacturing and Analytical Know-How and Ionis Product-Specific Know-How.

1.1.65“Licensed Patents” means the Ionis Product-Specific Patents, Ionis Core Technology Patents, and the Ionis Manufacturing and Analytical Patents as specified in Annex A.  For clarity, “Licensed Patents” do not include any Patents covering formulation technology or delivery devices.

1.1.66“Licensed Product” means IONIS-RHO-2.5Rx [***] designed to bind to the RNA encoding the P23H mutation of rhodopsin, discovered by Ionis prior to the Effective Date and determined to be safe and effective for development by Ionis’ Research Management Committee.

1.1.67“Licensed Product Inventions” has the meaning set forth in Section 6.1.

1.1.68“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing or supply of Licensed Product, including process development, formulation development, quality control development and testing

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(including in-process, release and stability testing), releasing or packaging, for pre-clinical, clinical, or commercial purposes, of Licensed Product.

1.1.69“NDA” means a New Drug Application filed with the FDA after completion of clinical studies to obtain marketing approval for the applicable Licensed Product in the United States, or a foreign equivalent thereof.

1.1.70“NDA Approval” means the approval of an NDA by the FDA for a Licensed Product in the U.S.

1.1.71“Net Sales” means:

(i)the gross amount invoiced by ProQR and its Sublicensees and Affiliates for or on account of sales of any Licensed Products to Third Parties, or in case of non-cash valuable considerations, the cash equivalent of such valuable considerations (for purposes of this definition, the “Gross Sales”);

(ii)less and/or taking into account the following amounts payable by ProQR and its Sublicensees and Affiliates in effecting such sale:

1.amounts repaid or credited by reason of rejection or return of applicable Licensed Products;

2.reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

3.specified reasonable amounts for outbound transportation, insurance, handling and shipping, [***];

4.taxes, customs duties and other governmental charges levied on or measured by sales of Licensed Products so long as ProQR’s price is reduced thereby.

5.reasonable estimates for any adjustments on account of price adjustments, billing adjustments, shelf stock adjustments, promotional payments, or other similar allowances affecting the Licensed Product;

6.reasonable estimates for chargebacks, rebates, administrative fee arrangements, reimbursements, and similar payments to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;

7.reasonable estimates for amounts due to Third Parties on account of rebate payments, including Medicaid rebates, or other price

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reductions provided, based on sales by ProQR and its Affiliates to any governmental or regulatory authorities in respect of state or federal Medicare, Medicaid or similar programs;

8.any government mandated manufacturing tax, including, without limitation, the brand manufacturer’s tax imposed pursuant to the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) (as amended or replaced); and

9.other specifically identifiable amounts that have been credited against or deducted from gross sales of such Licensed Product and which are substantially similar to those credits and deductions listed above.

Specifically excluded from the definition of “Net Sales” are amounts attributable to any sale of any Licensed Products between or among ProQR and its Sublicensees and Affiliates, unless the transferee is the end purchaser, user or consumer of such Licensed Product.

If ProQR wishes to incorporate a delivery device or delivery vehicle ([***]) as part of a Licensed Product that:

1Will significantly increase the reasonably anticipated Net Sales of such Licensed Product above the reasonably anticipated Net Sales of a Licensed Product that does not incorporate the delivery device or delivery vehicle; and

2The incorporation of such delivery device or delivery vehicle would increase the cost of goods of the Licensed Product to a point that would reasonably justify an adjustment to the calculation of Net Sales for such Licensed Product (a “Qualified Combination Product”), then the Parties will mutually agree on a method of calculating Net Sales of such Qualified Combination Product in a manner that would maintain as much as is commercially reasonable the economic split between ProQR and Ionis on Net Sales of Licensed Products that are not Qualified Combination Products.

If the Parties cannot reach mutual agreement on a method of calculating Net Sales (and the corresponding royalty under Section 5.4) of such Qualified Combination Product within thirty (30) days after commencement of negotiation towards such an agreement, the matter shall be resolved in accordance with baseball arbitration as described in Annex E.

[***].

This Section 1.1.71 does not restrict ProQR’s ability to incorporate delivery devices or delivery vehicles into Licensed Products at ProQR’s sole cost and expense without adjustment to the calculation of Net Sales of the applicable Licensed Product.

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For clarity, a pre-filled syringe containing the Licensed Product will not be deemed a Qualified Combination Product.

1.1.72“Option Right” has the meaning set forth in Section 4.5.3.

1.1.73“Option Right Deadline” has the meaning set forth in Section 4.5.3(c).

1.1.74“Option Right Exercise Notice” has the meaning set forth in Section 4.5.3(b).

1.1.75“Option Right Notice” has the meaning set forth in Section 4.5.3(a).

1.1.76“Option Right Period” has the meaning set forth in Section 4.5.3(c).

1.1.77“Panel Decision” has the meaning set forth in Section 7.8.

1.1.78“Patent” means applications for patents, and any and all related patent filings, such as foreign equivalents, continuations, divisionals, continuations-in-part, granted patents, term extensions, rollover provisionals, and supplementary protection certificates.

1.1.79“Payment Report” has the meaning set forth in Section 5.5.

1.1.80“Permitted Licenses” means (1) licenses granted by Ionis before or after the Effective Date to any Third Party under the Ionis Core Technology Patents, the Ionis Manufacturing and Analytical Patents, or the Ionis Manufacturing and Analytical Know-How (but not under the Ionis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct non-clinical research, or (b) enable such Third Party to manufacture or formulate oligonucleotides, where Ionis does not assist such Third Party to identify, discover or make an oligonucleotide product designed to bind to the RNA encoding the P23H mutation of rhodopsin as an active pharmaceutical ingredient; and (2) material transfer agreements with academic collaborators or non-profit institutions solely to conduct noncommercial research. .

1.1.81“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.1.82“Phase I Clinical Study” means a human clinical study of a Licensed Product with the endpoint of determining initial tolerance, safety, or pharmacokinetic information in single dose, single ascending dose, multiple dose or multiple ascending dose regimens, which is prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Study of such product, as further defined in 21 C.F.R. 312.21(a), as amended from time to time, or the corresponding foreign regulations.

1.1.83“Phase II Clinical Study” means a human clinical study of a Licensed Product regarding the safety, dose ranging and efficacy of such product.

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1.1.84“Pivotal Clinical Study” means a human clinical study of a Licensed Product that is designed to establish that such product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which clinical study is intended to support Regulatory Approval of such product, as described in 21 C.F.R. 312.21(c) (as amended or any replacement thereof) for such purposes, or a similar clinical study prescribed by the regulatory authorities in a foreign country.

1.1.85“Prior Agreements” means the agreements listed in ANNEX F attached hereto.

1.1.86“Proof of Concept Study” means a Phase I /IIa Clinical Study.

1.1.87“ProQR Licensed Product Inventions” has the meaning set forth in Section 6.1.

1.1.88“ProQR Technology” means any Patents and Know-How Controlled by ProQR or its Affiliates that is necessary or useful to Develop, Manufacture, or Commercialize a Licensed Product.

1.1.89“Qualifications” has the meaning set forth in SCHEDULE 7.8 of this Agreement.

1.1.90“Rebuttal” has the meaning set forth in Annex E to this Agreement.

1.1.91“Receiving Party” has the meaning set forth in Section 10.1.

1.1.92“Reduced Royalty Rate” has the meaning set forth in Section 5.4.2(b).

1.1.93“Reduced Royalty Term” has the meaning set forth in Section 5.4.2(b).

1.1.94“Regulatory Approval” means all approvals (including licenses, registrations or authorizations) from any applicable regulatory authority in a given country or countries (and, if applicable, the EU) necessary for the manufacture, marketing, commercial distribution, importation and sale of a Licensed Product for one or more indications in the Field in such country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements and, where applicable, labeling approval, and any pricing and reimbursement approvals.

1.1.95“Regulatory Authority Incentive” has the meaning set forth in Section 5.10.

1.1.96“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, obtain marketing authorization, market, sell or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, NDAs, MAAs, JNDAs, drug master files, presentations, responses, and applications for other Regulatory Approvals. For clarity, Regulatory Materials also include written minutes of any meeting with any Regulatory Authorities, including minutes prepared by said Regulatory Authorities and those prepared by ProQR personnel.

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1.1.97“Resolution Meeting” has the meaning set forth in SCHEDULE 7.8 of this Agreement.

1.1.98“Royalty Quotient” has the meaning set forth in Section 5.4.2(b).

1.1.99“Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period covering the Full Royalty Term and the Reduced Royalty Term.

1.1.100“Sales Milestone Event” has the meaning set forth in Section 5.3.1.

1.1.101“Sales Milestone Payment” has the meaning set forth in Section 5.3.1.

1.1.102“Selected Allocation” has the meaning set forth in ANNEX E to this Agreement.

1.1.103“Senior Representatives” has the meaning set forth in Section 12.2.1.

1.1.104“Setoff Amount” has the meaning set forth in Section 7.8.

1.1.105“Setoff Dispute” has the meaning set forth in Section 7.8.

1.1.106“Setoff Dispute Notice” has the meaning set forth in Section 7.8.

1.1.107“Strategic Plan” has the definition set forth in Section 2.2.

1.1.108“Sublicensee” means any Third Party to whom ProQR grants a sub-license of all or any of the rights granted by Ionis to ProQR under Section 4.1.  For purposes of the royalty obligations set forth in Section 5.4, “Sublicensee” shall not include any CMO, contract research organization, or other contract service provider acting for the benefit of ProQR that does not sell Licensed Product.

1.1.109“Supporting Memorandum” has the definition set forth in ANNEX E.

1.1.110“Term” has the definition set forth in Section 7.1.

1.1.111“Territory” means worldwide.

1.1.112“Third Party” means any Person other than Ionis or ProQR or their respective Affiliates.

1.1.113“Transition Activities” has the meaning set forth in Section 7.7.8(a).

1.1.114“United States” or “U.S.” means the United States of America, including its territories and possessions.

1.1.115“Valid Claim” means any claim of a Licensed Patent that (i) has been granted by a patent granting authority, that is in force, and that has not been surrendered, abandoned, revoked or held invalid or unenforceable by a decision taken by an

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administrative or civil court in a jurisdiction, or (ii) a pending claim in a Licensed Patent application, with the proviso that any claim that has been pending for more than 7 years following the first substantive response from the patent office in a country, shall cease to be a Valid Claim in that country unless and until it becomes a granted claim fulfilling the requirements under (i) above.

1.2.No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.3.Words denoting the singular shall include the plural and vice versa.  Words denoting one gender shall include another gender.

1.4.The words “include”, “included” or “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.5.The headings in this Agreement are for convenience of reference only and will not constitute part of this Agreement or affect the construction thereof.

ARTICLE 2.DEVELOPMENT AND COMMERCIALIZATION

2.1.Development Obligations and Funding.  ProQR will use Commercially Reasonable Efforts to Develop the Licensed Product, to obtain the required Regulatory Approvals for the Licensed Product and to Commercialize the Licensed Product in the United States, including taking the actions and meeting the timelines set forth in the Strategic Plan.  ProQR will be solely responsible for all costs in connection with such Development and Commercialization activities and will ensure adequate funding for such activities.

2.2.Development and Commercialization Plan.  Within [***] after the Effective Date, the Parties will mutually agree, through the JSC, on a strategic development and commercialization plan (the “Strategic Plan”).  The Strategic Plan will initially cover the Development activities ProQR will perform and will be attached to the JSC minutes.  As the Licensed Product moves closer to market, the Strategic Plan will be updated to outline key activities for obtaining Regulatory Approval for, and launch and Commercialization of the Licensed Product.  The Strategic Plan will be updated at least annually or earlier if new data or information becomes available that changes the strategy for, or otherwise materially affects, the Licensed Product.  ProQR will promptly provide Ionis with updates to the Strategic Plan.

2.3.Development Timelines.  ProQR will perform the following Development activities for the Licensed Product on the following timelines:

(i)within [***] from the Effective Date, submit an IND to the FDA;

(ii)within [***] following IND approval, Initiate the first Proof of Concept Study;

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(iii)within [***] following the successful completion of a Proof of Concept Study, Initiate a Pivotal Clinical Study or extend the Proof of Concept Study into a Pivotal Clinical Study for such Licensed Product; and

(iv)within [***] following successful completion of the Pivotal Clinical Study, file an NDA.

2.4.Extension of Development Timelines.  If Development (e.g. safety issues) or regulatory issues arise which make the diligence milestones in Section 2.3 impossible for ProQR to achieve, then the Parties will meet to discuss in good faith and agree on a reasonable extension of the timeline.  A failure by ProQR to meet a deadline in Section 2.3 will not constitute a material breach of the Agreement for which Ionis may exercise its right to terminate under Section 7.3 as long as ProQR is using Commercially Reasonable Efforts to conduct the development program, is not otherwise in breach of this Agreement, and such failure is primarily caused by factors outside ProQR’s reasonable control.

2.5.Governance.

2.5.1JSC.  The Parties will establish a joint steering committee (“JSC”) within [***] after the Effective Date.  Ionis will have the right but not the obligation to participate in the JSC through the filing of an NDA by ProQR for the Licensed Product.  The JSC will have [***] representatives appointed by ProQR and [***] representatives appointed by Ionis.  The JSC will meet at least once each Calendar Quarter and each Party will be responsible for the costs of its own employees or consultants attending JSC meetings.  The JSC may hold meetings in person or by audio or video conference as determined by the JSC.

2.5.2Decision Making.  The JSC will have no decision-making authority and will act as a forum for sharing information about the activities conducted by the Parties hereunder and as an advisory body, in each case only on the matters described in, and to the extent set forth in, this Agreement.

2.5.3Term of the JSC. The JSC will dissolve upon the earliest of (a) filing an NDA for the Licensed Product, (b) a Change of Control of Ionis, where the entity holding a controlling interest is developing or commercializing a product that is reasonably likely to compete with the Licensed Product, and (c) acquisition by Ionis of an entity that is developing or commercializing a product that is reasonably likely to compete with the Licensed Product.

2.5.4Reports.  Within [***] following the end of each Calendar Quarter beginning with the first Calendar Quarter after dissolution of the JSC, ProQR will deliver written reports to Ionis stating significant milestones achieved during the Calendar Quarter in connection with its obligations under Section 2.1,  Section 2.2 and Section 2.3, including without limitation, status of clinical studies of the Licensed Product, dates where applications for Regulatory Approval of the Licensed Product have been submitted and the dates of First Commercial Sale for the Licensed Product. Reports on these topics prepared by ProQR for internal management purposes will be sufficient to satisfy this

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obligation.  The reporting obligation in this Section 2.5.4 will cease the Calendar Quarter following NDA Approval.

2.6.Alliance Managers.  Each Party will appoint a representative to act as its alliance manager under this Agreement (each an “Alliance Manager”) through the JSC.  Each Alliance Manager will be responsible for supporting the JSC. The roles and responsibilities of the Alliance Managers will be determined by the JSC.

2.7.Regulatory Communications and Meetings for Products.

2.7.1If requested by ProQR, Ionis will provide reasonable support to ProQR in its efforts to prepare INDs and pre-Regulatory Approval submissions to Regulatory Authorities, and correspondence in connection therewith, including by providing ProQR with such information concerning a Licensed Product or the Ionis antisense oligonucleotide chemistry platform. ProQR will provide the JSC (or Ionis as appropriate) with copies of documents and communications (including drafts thereof) prior to submitting to, and copies of documents and communications received from, Regulatory Authorities that (i) relate to the Development or Commercialization of a Licensed Product, subject to redaction of sensitive information that also relates to products that are not Licensed Products, or (ii) ProQR reasonably anticipates could materially impact Ionis’ antisense oligonucleotide chemistry platform in each case, for Ionis’ review and comment.  ProQR will reasonably consider all timely comments provided by Ionis to such documents and communications.

2.7.2If requested by ProQR, Ionis will provide reasonable support to ProQR in its efforts to prepare for meetings ProQR has, or plans to have, with a Regulatory Authority regarding pre-Regulatory Approval or Regulatory Approval matters for a Licensed Product.  ProQR will provide the JSC (or Ionis as appropriate) with advance written notice of any meetings ProQR has that (i) relate to the Development or Commercialization of a Licensed Product, or (ii) directly relate to Ionis’ antisense oligonucleotide chemistry platform.  If a meeting relates to Ionis’ antisense oligonucleotide chemistry platform, then, provided that the relevant Regulatory Authority agrees, ProQR will allow Ionis to attend and participate in that portion of any such meetings (and any preparation therefor).  For all other meetings with a Regulatory Authority, the Parties will discuss and mutually agree on whether Ionis may attend such meetings as an observer under the direction of ProQR.

2.8.Class Generic Claims.  To the extent ProQR intends to make any claims in a Licensed Product label or regulatory filing that are class generic to oligonucleotides, ProQR will provide the JSC (or Ionis as appropriate) with copies of such claims and regulatory filings in a timeframe that allows for review and comment by Ionis prior to submitting such claims and filings, and ProQR will give reasonable consideration to Ionis’ reasonable comments.

2.9.Clinical Study Data Sharing.  ProQR will keep Ionis generally informed of the progress and status of each Clinical Study.  ProQR will notify Ionis in writing promptly after ProQR completes each Clinical Study.  Once the initial tables, listings and figures

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generated under the statistical analysis plan for a Clinical Study are available to ProQR, ProQR will promptly provide such data to Ionis.

2.10.Investigator’s Brochure.  ProQR will provide Ionis updated versions of the investigator’s brochure to Ionis once per Calendar Year with such redactions of sensitive information that also relates to products that are not Licensed Products.

2.11.Ionis’ Antisense Safety Database.

2.11.1Ionis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during non-clinical and clinical development (the “Ionis Internal ASO Safety Database”).  To maximize understanding of the safety profile and pharmacokinetics of Ionis compounds, ProQR will cooperate in connection with populating the Ionis Internal ASO Safety Database.  ProQR shall provide copies of all clinical safety information to Ionis that ProQR is required to report to the FDA upon or promptly following submission to the FDA.  In connection with any reported serious adverse event related or potentially related to a Licensed Product, ProQR will provide Ionis all serious adverse event reports, including initial, interim, follow-up, amended and final reports.  In addition, with respect to Licensed Products, ProQR will provide Ionis with copies of annual safety updates filed with each IND and the safety sections of any final Clinical Study reports within [***] following the date such information is filed or is available to ProQR, as applicable.  Furthermore, ProQR will promptly provide Ionis with any supporting data and answer any follow-up questions reasonably requested by Ionis.  All such information disclosed by ProQR to Ionis will be ProQR Confidential Information; provided, however, that so long as Ionis does not disclose the identity of a Licensed Product or ProQR’s identity, Ionis may disclose any such ProQR Confidential Information to (i) Ionis’ other partners pursuant to Section 2.11.2 below if such information is regarding class generic properties of antisense oligonucleotides, or (ii) any Third Party.  ProQR will deliver all such information to Ionis for the Ionis Internal ASO Safety Database to Ionis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Ionis).  ProQR will also cause its Affiliates and Sublicensees to comply with this Section 2.11.1.

2.11.2From time to time, Ionis utilizes the information in the Ionis Internal ASO Safety Database to conduct analyses to keep Ionis and its partners informed regarding class generic properties of antisense oligonucleotides, including with respect to safety.  As such, if and when Ionis identifies safety or other related issues that may be relevant to a Licensed Product (including any potential class-related toxicity), Ionis will promptly inform ProQR of such issues and provide the data supporting Ionis’ conclusions.  In addition, so long as ProQR has complied with its obligations under Section 2.11.1, and upon ProQR’s reasonable written request, Ionis will provide safety information from the Ionis Internal ASO Safety Database relating to information regarding class generic properties of antisense oligonucleotides as requested to facilitate the Development and registration of the Licensed Product.  Any information disclosed between the Parties

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under this Section 2.11.2 will be treated as Confidential Information in accordance with ARTICLE 10 below.

2.12.Records.  Each Party will maintain records consistent with its own practice of all activities such Party performs under this Agreement and all results, data, inventions and developments made in the performance of such work.  Such records will be in sufficient detail and maintained in good scientific manner appropriate for compliance reporting, effective auditing, patent and regulatory purposes.

2.13.Materials Transfer.  To facilitate the activities under this Agreement, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the activities to be performed under this Agreement.  Unless agreed otherwise between the Parties, all such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party.  Except as expressly set forth herein, SUCH MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.14.Amendments to Certain Terms.  Upon (a) a Change of Control of Ionis, where the entity holding a controlling interest is developing or commercializing a product that is reasonably likely to compete in the Field with the Licensed Product, or (b) an acquisition by Ionis of an entity that is developing or commercializing a product that is reasonably likely to compete in the Field with the Licensed Product, the following shall occur: (i) the JSC shall dissolve, (ii) the reporting obligations in Section 2.5.4 shall terminate, (iii) ProQR’s obligations under Section 2.2 and Sections 2.7 through and including Section 2.10 shall terminate.

ARTICLE 3.TRANSITION PLAN; TECHNOLOGY AND INFORMATION TRANSFER.

3.1.Initiation Package.  Promptly after the Effective Date, Ionis will deliver to ProQR or one or more designated Affiliates of ProQR, (i) copies of all Ionis Manufacturing and Analytical Know-How in Ionis’ Control relating to the Licensed Products that is necessary for the exercise by ProQR, its Affiliates, Sublicensees, or a Third Party of the Manufacturing rights granted to ProQR under Section 4.1.2 and solely for the purpose of Manufacturing API, and (ii) copies of all Licensed Know-How, which includes but is not limited to study reports, models, stability and CMC records, method transfer and reports, regulatory files, pharmacology and toxicology reports, and other relevant information (to the extent available) related to the Licensed Product free of charge, as listed in ANNEX B

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to this Agreement, for use in accordance with the licenses granted to ProQR under Section 4.1.1 and Section 4.1.2.

3.2.Transfer of Quality Assurance Materials.  Ionis will use commercially reasonable efforts to complete all relevant reports and provide all relevant quality assurance materials relating to the IONIS-RHO-2.5Rx program as conducted by Ionis, including without limitation reports related to non-clinical studies for IONIS-RHO-2.5Rx, and to reasonably answer any questions ProQR may have with respect to the data provided.

3.3.Manufacturing and Supply.   Except as set forth below, ProQR is responsible for supplying all API and finished drug product for ProQR’s Development and Commercialization of the Licensed Product.

3.3.1API Supply.  Promptly after Effective Date, Ionis will deliver to ProQR API (including non-cGMP API) in the quantity disclosed to ProQR in the virtual dataroom for use in the [***]. ProQR will be responsible for conducting any retest of such API.  Any delay by Ionis in delivering such API will not constitute a failure by ProQR to meet a deadline specified in Section 2.3.

3.3.2Manufacturing Plan and Development Timelines. The Parties will discuss a plan for the basic support required from Ionis in order to enable ProQR to conduct the Development activities under this Agreement, which plan may contain activities related to preparation of the IND submission, technical/QA/QC support with respect to the API delivered under Section 3.3.1, and support with the transfer of analytical methods and API manufacturing processes to ProQR and/or its designated CMO.  Such plan will be part of the Strategic Plan.

3.3.3Technology Transfer Costs.  Ionis will perform the activities under this ARTICLE 3 and Section 2.7 for up to [***] of Ionis’ time.  Thereafter, if requested by ProQR, Ionis will provide ProQR with a reasonable level of assistance in connection with the activities under this ARTICLE 3 and Section 2.7,  [***].

3.3.4Quality Questionnaire.  If requested by ProQR’s QA department, Ionis will complete a questionnaire to assess Ionis’ qualification as a manufacturer under applicable cGMPs.

ARTICLE 4.LICENSE GRANTS; EXCLUSIVITY

4.1.License.  Subject to the terms and conditions of this Agreement, Ionis hereby grants to ProQR:

4.1.1an exclusive, world-wide, royalty-bearing license, with the right to grant sublicenses as set forth in Section 4.2 below, under (a) the Ionis Product-Specific Patents and Ionis Product-Specific Know-How, and (b) solely with respect to oligonucleotides that are designed to bind to the RNA of the P23H mutation of rhodopsin, the Ionis Core Technology Patents and Ionis Core Technology Know-How

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for each case (clauses (a) and (b)), to Develop, Manufacture, have Manufactured and Commercialize the Licensed Products in the Field throughout the Territory during the Term of this Agreement; and

4.1.2an exclusive, world-wide, royalty-bearing license, with the right to grant sublicenses as set forth in Section 4.2 below, under the Ionis Manufacturing and Analytical Patents and Ionis Manufacturing and Analytical Know-How to Manufacture Licensed Products (a) by ProQR, [***].

4.2.Sublicenses.

4.2.1Right to Grant Sublicenses.  The licenses granted to ProQR under Section 4.1 are sublicensable only in connection with the grant of rights to any Third Party or Affiliate, in each case, for the continued Development and Commercialization of a Licensed Product subject to and in accordance with the terms of this Agreement.  ProQR will provide Ionis with written notice of any sublicense granted pursuant to this Section 4.2.1 within [***] after the execution thereof together with a true and complete copy of any such sublicense or any other sublicense entered into by ProQR.  ProQR may make appropriate redactions for sensitive information, provided that such information is not relevant to enforcement or is not reasonably necessary for Ionis to determine ProQR’s compliance with the terms of this Agreement.

4.2.2Enforcement of Sublicense Agreements.  ProQR will use commercially reasonable efforts to ensure that all Sublicensees comply with the terms and conditions of such sublicense.  If ProQR becomes aware of a breach of the sublicense terms, ProQR will promptly notify Ionis.  If such breach could cause a material adverse effect on Ionis, Ionis’ technology or this Agreement, Ionis may request ProQR take action to enforce such sublicense terms.  If within [***] of Ionis’ request, ProQR fails to take any such action, ProQR hereby grants Ionis the right to enforce such sublicense terms on ProQR’s behalf and will cooperate with Ionis (at ProQR’s sole expense and may include ProQR joining any action before a court or administrative body filed by Ionis against such Sublicensee if and to the extent necessary for Ionis to have legal standing before such court or administrative body) in connection with enforcing such terms.

4.2.3Effect of Termination on Sublicenses.  If this Agreement terminates for any reason, then any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Ionis with respect to the rights sublicensed to the Sublicensee by ProQR; so long as (a) ProQR has provided Ionis with a complete copy of the applicable sublicense, (b) such Sublicensee is not in breach of its sublicense, (c) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by ProQR, and (d) such Sublicensee agrees to pay directly to Ionis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by ProQR.  ProQR agrees that it will confirm clause (b) of the foregoing in writing at the request and for the benefit of Ionis and if requested, the Sublicensee.

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4.3.Enabling License.  Subject to the terms and conditions of this Agreement (including Ionis’ exclusivity covenants under Section 4.5 and without limiting the license granted to ProQR under Section 4.1), ProQR hereby grants Ionis a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable license under any ProQR Licensed Product Inventions to research, develop, manufacture, have manufactured and commercialize products that include an oligonucleotide as an active pharmaceutical ingredient (other than a Licensed Product that is being Developed or Commercialized by ProQR, its Affiliates or Sublicensees under this Agreement).

4.4.No Implied Licenses.  Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

4.5.Exclusivity.

4.5.1Ionis’ and ProQR’s Exclusivity Covenants.  During the Full Royalty Term, except in the performance of its obligations or exercise of its rights under this Agreement and except as set forth in Section 4.5.2, neither Party will work independently or for or with any of its Affiliates or a Third Party to clinically develop or commercialize an oligonucleotide that is designed to target the P23H mutation of rhodopsin, nor shall either Party enable any Third Party to develop competing oligonucleotide therapies designed to bind to the RNA encoding the P23H mutation of rhodopsin.

4.5.2Limitations and Exceptions to the Exclusivity Covenants.  Notwithstanding anything to the contrary in this Agreement, Ionis’ practice of the following will not violate Section 4.5.1:

(a)Any activities under the Prior Agreements;

(b)The granting of, or performance of obligations under, Permitted Licenses; and

(c)Any activities pursuant to Section 4.5.3 below.

4.5.3Option Right.  After the Effective Date, Ionis may perform discovery and nonclinical development activities related to the P23H mutation of rhodopsin, and Ionis will, and hereby does, grant to ProQR a first option (the “Option Right”) to an exclusive license in the Field for the development and commercialization of any Development Candidate resulting from such activities on the following terms and conditions:

(a)Ionis’ Delivery of an Option Right Notice.  Within [***] after Ionis’ designation of a Development Candidate, Ionis will provide written notice to ProQR of such Development Candidate designation, which will include a Development Candidate Data Package (the “Option Right Notice”).

(b)ProQR’s Delivery of an Option Right Exercise Notice.  ProQR will have [***] from the date ProQR receives the Option Right Notice to send

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written notice to Ionis of its desire to exercise its Option Right (the “Option Right Exercise Notice”).  If ProQR timely delivers an Option Right Exercise Notice, then the Parties will negotiate in good faith the fair and reasonable terms of an exclusive license to develop and commercialize the Development Candidate in the Field.

(c)Option Right Period.  If (i) ProQR does not timely deliver an Option Right Exercise Notice to Ionis, or (ii) ProQR timely delivers an Option Right Exercise Notice but does not deliver proposed written material financial and business terms within [***] of the Option Right Exercise Notice, or (iii) if ProQR timely delivers an Option Right Exercise Notice and proposed written material financial and business terms and Ionis timely provides a good faith counterproposal but the Parties cannot agree on fair and reasonable terms by 5:00 p.m. (Eastern time) on the [***] after the date ProQR receives Ionis’ good faith counterproposal (the “Option Right Deadline” and such [***] period the “Option Right Period”), then the Option Right will terminate and Ionis may develop the Development Candidate on its own or enter into exclusive negotiations with a Third Party (including entering into a license agreement with a Third Party) with respect to the development, manufacture and commercialization of the Development Candidate; provided that during the [***] following the Option Right Deadline, Ionis will not enter into any such license agreement on terms that, when taken as a whole, are less favorable to Ionis than the last offered by ProQR in writing after having received Ionis’ counterproposal.

(d)Expiration of Option Right.  If not terminated earlier under Section 4.5.3(c), the Option Right will expire at 5:00 p.m. (Eastern time) on the date that is [***] after the Effective Date.

4.5.4Effect of Exclusivity on Indications.  Ionis and ProQR are subject to certain exclusivity covenants under Section 4.5.1;  however, the Parties acknowledge and agree that each Party (on its own or with a Third Party or an Affiliate) may pursue products for the same indication as a Licensed Product so long as such product is not designed to bind to the RNA that encodes the P23H mutation of rhodopsin, except as set forth in Section 4.5.3.

4.5.5License Conditions.  The licenses granted under Section 4.1 and the sublicense rights under Section 4.2 are subject to and limited by (i) the Prior Agreements and (ii) the Permitted Licenses.

ARTICLE 5.FINANCIALS

5.1.Upfront Payment.  In partial consideration for the licenses granted under this Agreement, ProQR will pay to Ionis an up-front fee equal to six million dollars (US$6,000,000) in

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two installments of $2,500,000 (the “First Installment”) and $3,500,000 (the “Second Installment”), respectively, in accordance with the terms of the Share Purchase Agreement and Investor Agreement to be executed concurrently with this Agreement. The First Installment will be paid to Ionis within thirty (30) days after the Effective Date of the Share Purchase Agreement and Investor Agreement.  The Second Installment will be paid to Ionis within [***] after Initiating the first Clinical Study.  If such Clinical Study is put on hold or terminated due to safety concerns prior to payment of the Second Installment, the Second Installment will be paid within [***] after (i) the date the Clinical Study is removed from such hold or (ii) if the Clinical Study is terminated, the date the next Clinical Study is Initiated.

5.2.Development Milestone Payments.

5.2.1Development Milestone Events.  Subject to the remainder of this Section 5.2, ProQR shall pay to Ionis the non-refundable, non-creditable milestone payments set forth in TABLE 1 below (each a “Development Milestone Payment”) upon the Licensed Product’s first achievement of the applicable milestone event in TABLE 1 by ProQR, its Affiliate or Sublicensee:

TABLE 1
Development Milestone Event	Development Milestone Payment
[***]	$[***]
[***]	$[***]

5.2.2One Time Payment.  Each Development Milestone Payment set forth in TABLE 1 above shall be paid only once, upon the first time that any Licensed Product achieves the applicable Development Milestone Event. If a Development Milestone Event is not achieved because achievement of such earlier Development Milestone Event was unnecessary or did not otherwise occur, then upon achievement of the later Development Milestone Event, the Development Milestone Payment applicable to such earlier Development Milestone Event will also be due.

5.2.3Notice and Payment.  ProQR shall notify Ionis in writing within [***] after the achievement of any milestone event set forth in this Section 5.2 by ProQR, its Affiliates or its Sublicensees.  ProQR shall pay to Ionis the applicable Development Milestone Payments in cash or ProQR equity, at ProQR’s sole discretion, within [***] after the delivery of such notice.  Payments in equity under this Agreement will be (a) calculated using the trailing 20-trading day volume weighted average on the Nasdaq Global Market ending on and including the trading day immediately prior to achievement of the applicable milestone event, (b) issued as unregistered shares and (c) subject to private placement restrictions and lock-up not to exceed one year, as set forth in the Share Purchase Agreement and the Investor Agreement executed concurrently with this Agreement.  If Ionis’ equity ownership in ProQR reaches ten percent of the issued and

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outstanding shares of ProQR, Ionis will be allowed to request registration rights for the shares issued.  Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event will ProQR issue to Ionis equity in ProQR in excess of 18.5% of the issued and outstanding shares of ProQR (on an as-issued basis) after giving effect to said issuance and any conversion event that will occur on or before such issuance (the “Equity Limit”).  To the extent any portion of a payment by ProQR to Ionis of ProQR equity would cause Ionis’ aggregate equity ownership in ProQR to exceed the Equity Limit, ProQR will issue to Ionis only the amount of ProQR equity that will meet but not exceed such Equity Limit, and ProQR will pay Ionis the remainder of such payment in cash.

5.3.Sales Milestones.

5.3.1Sales Milestone Events.  ProQR shall pay to Ionis a one-time, non-refundable, non-creditable sales milestone payment of [***]  ([***]) (the “Sales Milestone Payment”) when the cumulative Net Sales of all Licensed Products in the Territory first equal or exceed [***]  ([***]) (the “Sales Milestone Event”).

5.3.2Notice and Payment.  As part of the royalty report ProQR will provide to Ionis under Section 5.5, ProQR shall provide written notice to Ionis if the aggregated Net Sales of all Licensed Products in the Territory first reach the values set forth in Section 5.3.1 above during the Calendar Quarter to which such report pertains.  ProQR shall pay to Ionis the corresponding Sales Milestone Payment within [***] after the end of the Calendar Quarter during which such Sales Milestone Event is achieved.

5.4.Royalties.

5.4.1Full Royalty Rate.  As partial consideration for the rights granted to ProQR hereunder, subject to the provisions of this Section 5.4.1 and Section 5.4.2, ProQR will pay to Ionis a twenty percent (20%) royalty on annual worldwide Net Sales during the Royalty Term (the “Full Royalty Rate”); [***].

(a)ProQR will pay to Ionis royalties on Net Sales of Licensed Products arising from named patient and other similar programs under Applicable Laws, and ProQR will provide reports and payments to Ionis consistent with this ARTICLE 5.  No royalties are due on Net Sales of Licensed Products arising from compassionate use and other programs providing for the delivery of Licensed Product at no cost.  The sales of Licensed Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Full Royalty Rate and Full Royalty Term.

5.4.2Application of Royalty Rates.  All royalties set forth under Section 5.4.1 are subject to the provisions of this Section 5.4.2, and are payable as follows:

(a)Full Royalty Term.  ProQR’s obligation to pay Ionis the Full Royalty Rate above with respect to a Licensed Product will continue on a Licensed Product-by-Licensed Product and country-by-country basis from the date

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of First Commercial Sale of such Licensed Product until the latest of December 31 following (i) the date of expiration of the last Valid Claim within the Licensed Patents Covering the relevant Licensed Product in the country in which such Licensed Product is made, used or sold, and (ii) the date of expiration of the data exclusivity period conferred by the applicable Regulatory Authority in such country with respect to such Licensed Product (e.g., such as in the case of an orphan drug) (such royalty period, the “Full Royalty Term”).

(b)Reduced Royalty Term.  ProQR will pay Ionis royalties on Net Sales of Licensed Products at the Reduced Royalty Rate during the Reduced Royalty Term.  The term “Reduced Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing upon January 1 following the expiration of the Full Royalty Term in such country for such Licensed Product.

i.On January 1 following the expiration of the Full Royalty Term, and on each of the first [***] of such date, the royalty rate for the relevant Licensed Product in the relevant country shall be reduced by [***] basis points from the royalty rate that was in effect during the previous [***] period (the “Reduced Royalty Rate”) so that, after the expiration of such [***] period, and subject to potential further adjustment in connection with the emergence of a Generic Product as follows in this section, the Reduced Royalty Rate will be [***] for such Licensed Product in such country.

ii.In addition to the foregoing, in the event that a Generic Product form of a Licensed Product is approved for marketing and sold in a given country, the Reduced Royalty Rate for sales of such Licensed Product in such country will be subject to reduction as follows:

-the then-current Reduced Royalty Rate (as determined in accordance with Section 5.4.2(b)i as applicable) shall apply for the Calendar Year during which such Generic Product is approved for marketing and sold,

-the Reduced Royalty Rate for the next Calendar Year, and for succeeding Calendar Years, shall be determined by [***].

-For example, if the Reduced Royalty Rate is [***] in a given Calendar Year and a Generic Product has launched in [***].

5.5.Payments and Reports.  ProQR will pay all payments due under Section 5.4 within [***] after the close of each Calendar Quarter.  With each payment ProQR shall deliver a written report to Ionis stating the number and description of each Licensed Product sold during the relevant Calendar Quarter, the Net Sales of the Licensed Products with respect

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thereto and the calculation of royalties due thereon, including country and the exchange rate used (the “Payment Report”).  Following the First Commercial Sale, if no royalties are payable in respect of a given Calendar Quarter, ProQR will submit a written report to Ionis so indicating, together with an explanation as to why no such royalties are payable.  In addition, beginning with the Calendar Quarter in which the First Commercial Sale of a Licensed Product occurs and for each Calendar Quarter thereafter, as soon as reasonably practicable but no later than [***] following the end of each such Calendar Quarter, ProQR will provide Ionis a [***] report estimating the total projected Net Sales of Licensed Products and the royalties payable to Ionis for such Calendar Quarter.

5.6.Mode of Payment.  Unless otherwise indicated, all payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Ionis in writing, and (iii) non-creditable, irrevocable and non-refundable.  Whenever for the purposes of calculating the royalties payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by applying the monthly average rate of exchange calculated by using the foreign exchange rates published in Bloomberg during the applicable month starting two business days before the beginning of such month and ending two business days before the end of such month or any other exchange rate methodology in accordance with GAAP and consistently applied across all its products by ProQR or its Affiliates or Sublicensees, as applicable in reporting its Net Sales.

5.7.Audits.  ProQR shall maintain full and true books of accounts and other records pertaining to the sale of Licensed Products in sufficient detail so that any payments to Ionis hereunder can be properly ascertained.  Such books and records shall be maintained by ProQR for a period of [***] from creation of individual records.  [***] business days’ prior written notice, and no more frequently than [***], ProQR shall, at the request of Ionis, permit an independent certified public accounting firm selected by Ionis to have access during ordinary business hours, to only such books and records as may be necessary to determine the correctness of any report or payment made under this Agreement.  Prior to any examination of ProQR’s books and records, such accounting firm will enter into a confidentiality agreement with ProQR that includes customary terms.  Ionis shall be responsible for expenses for the accounting firm initially selected by Ionis; provided,  however, that if Ionis’ accounting firm reasonably determines that payments have been understated by an amount equal to or greater than [***]  ([***]), for any Calendar Year, then ProQR will pay the reasonable fees of such accounting firm for such audit, in addition to remitting payments owed with interest thereon computed in accordance with Section 5.9, within [***] after the date on which such accounting firm provides its report to ProQR. The accounting firm shall disclose to Ionis and ProQR only whether the Payment Reports are correct or not and, if applicable, the specific details concerning any discrepancies.  All inspections made by Ionis hereunder shall be made no later than [***] after the Payment Report that is the subject of the investigation was due.

5.8.Taxes.

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5.8.1Taxes on Income.  Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

5.8.2Withholding Tax.  The Parties agree to cooperate with one another and use reasonable efforts to lawfully avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments and other payments made by ProQR to Ionis under this Agreement.  To the extent required by applicable law, ProQR shall have the right to withhold applicable taxes from any payments to be made by ProQR to Ionis pursuant to this Agreement; provided that, to the extent allowed by applicable law, prior to such withholding, ProQR shall give written notice of its intention to withhold and allow Ionis sufficient time to furnish any documentation or forms to the applicable governmental authority to minimize or eliminate such withholding.  ProQR shall provide Ionis with receipts from the appropriate taxing authority for all payments of taxes withheld and paid by ProQR to such authorities on behalf of Ionis.  Ionis shall have the right to appeal to the appropriate taxing authority any such withholding and payment of such taxes.

5.8.3Tax Cooperation.  Ionis will provide ProQR with any and all tax forms that may be reasonably necessary for ProQR to lawfully not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Following ProQR’s timely receipt of such tax forms from Ionis, ProQR will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the applicable laws.  Ionis will provide any such tax forms to ProQR upon request and in advance of the due date.  Each Party will provide the other with reasonable assistance to determine if any taxes are applicable to payments under this Agreement and to enable the recovery, as permitted by applicable law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 5.8.

The provisions of this Section 5.8 are to be read in conjunction with the provisions of ARTICLE 11 below.

5.9.Interest.  If ProQR fails to make any payment due to Ionis under this Agreement by the deadline specified in this ARTICLE 5, then interest will accrue on a daily basis thereafter at an annual rate equal to [***]  ([***]) above the then-applicable prime commercial lending rate of Citibank, N.A. San Francisco, California, or at the maximum rate permitted by applicable law, whichever is lower.

5.10.Priority Review Vouchers.  If, in connection with a Licensed Product, a Regulatory Authority grants ProQR credits, reduced fees, priority review or any other incentives including those offered under 21 U.S.C. § 360ff or 21 U.S.C. § 360n-1 (each, a “Regulatory Authority Incentive”) and ProQR transfers such Regulatory Authority Incentive to a Third Party for consideration, [***] as Net Sales in the Calendar Quarter in which such consideration is received, and royalties will be due and paid thereon at the

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Full Royalty Rate within [***] after receipt of such consideration and in accordance with Section 5.6.

ARTICLE 6.INTELLECTUAL PROPERTY

6.1.Ownership of Newly Created Inventions.

6.1.1Party Inventions.  Subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement, each Party shall own and retain all right, title and interest in and to any and all: (a) inventions that are conceived, discovered, developed or otherwise made, by or on behalf of such Party or its Affiliates, under or in connection with this Agreement or the Development, Manufacture or Commercialization of a Licensed Product, whether or not patented or patentable (“Licensed Product Inventions”), and any and all intellectual property rights, including without limitation, Patents, claiming or Covering the same (for avoidance of doubt, Licensed Product Inventions owned by ProQR are the “ProQR Licensed Product Inventions” and Licensed Product Inventions owned by Ionis are the “Ionis Licensed Product Inventions”), and (b) other intellectual property (including Patents and Know-How) that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Section 4.1) by such Party or its Affiliates.  Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Licensed Product Inventions that are jointly owned by the Parties by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

6.1.2License to Licensed Product Inventions.  For avoidance of doubt, all Licensed Product Inventions that are Controlled by Ionis, and all intellectual property rights pertaining thereto, including all Patents, shall be subject to the licenses and options granted herein to ProQR, as applicable, without any further compensation being due beyond that enumerated herein.  Without limiting the foregoing, any Patents for such Inventions as are applied for by Ionis and which claim or Cover the Licensed Products, will be automatically included in the Licensed Patents under this Agreement.

6.2.License Registration.  ProQR may at its own costs record the license granted to it pursuant to this Agreement in the relevant registers in the Territory, by means of the declaration attached as Annex C.  Ionis shall provide reasonable assistance, at ProQR’s cost, to enable such registration.

6.3.Prosecution and Maintenance of Patents.

6.3.1Patents Owned or Controlled by a Party.  Except as otherwise expressly set forth in this Section 6.3, each Party will have the right, at its cost and expense and at its discretion, to file, prosecute, maintain, and enforce throughout the world any Patents Controlled by such Party.

6.3.2ProQR First Right.  Except as otherwise expressly set forth in Section 6.3.3 and Section 6.3.5, ProQR, either directly or through its Affiliates and Sublicensees, will have

CONFIDENTIAL TREATMENT REQUESTED

the first right, at its cost and expense, to file, prosecute, maintain and enforce throughout the world all Ionis Product-Specific Patents.  ProQR will provide Ionis with an update of the filing, prosecution, and maintenance status for each such Ionis Product-Specific Patent on a periodic basis.  ProQR or its outside counsel will provide to Ionis a right to comment on drafts prior to filing and copies of any material papers relating to the filing, prosecution, and maintenance of such Ionis Product-Specific Patents promptly upon their being filed or received.  If ProQR determines that it is not commercially reasonable to continue prosecuting or maintaining particular applications or patents within such Ionis Product-Specific Patents in selected jurisdictions, then ProQR may cease such efforts (in which case the terms of Section 6.3.5 will apply).

6.3.3Ionis Sole Right.  Ionis will have the sole right, at its cost and expense and at its discretion, to file, prosecute, maintain, and enforce throughout the world the (a) Ionis Core Technology Patents and (b) Ionis Manufacturing and Analytical Patents.

6.3.4Notice of Disputes.  ProQR will notify Ionis within a reasonable period of time if any action, suit, claim, dispute, or proceeding concerning any Ionis Product-Specific Patents or a Licensed Product has been initiated, in each case, that would have a material adverse effect on the licenses granted by Ionis to ProQR under this Agreement, or that would have a material adverse effect on or would materially impair a Party’s rights under this Agreement, if determined adversely to a Party.  Any information communicated pursuant to this Section 6.3.4 will be treated as Confidential Information subject to the terms of ARTICLE 10.

6.3.5Discontinued Patents.  If ProQR elects to not pursue or continue the filing, prosecution, or maintenance of any particular applications or patents, or subject matter included in the Ionis Product-Specific Patents in any jurisdiction, a “Discontinued Patent”), then ProQR will give as much advance written notice as reasonably practicable (but in no event less than thirty (30) days or, in the case of an applicable impending deadline, [***] prior to such deadline) to Ionis  of any decision not to pursue or continue such preparation, filing, prosecution, or maintenance.  In such case, Ionis may elect to continue preparation, filing, prosecution, or maintenance of such Discontinued Patent in the applicable jurisdiction at its expense.  ProQR will execute such documents and perform such acts as may be reasonably necessary for Ionis to continue prosecution or maintenance of the applicable Discontinued Patent in the applicable jurisdiction.  If Ionis wishes to cease prosecution, then Ionis does not need to provide notice to ProQR with respect to such cessation.

6.4.Enforcement of Patents.

6.4.1Notification of Competitive Infringement.  If either Party learns of an infringement, unauthorized use, misappropriation, or threatened infringement by a Third Party with respect to any Ionis Product-Specific Patent or Ionis Core Technology Patent by reason of the Development, Manufacture, use, or Commercialization of a Competing Product (“Competitive Infringement”), then such Party will promptly notify the other Party in writing (and in any event within ten (10) days for cases of Competitive

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Infringement under Section 6.4.7) and will provide such other Party with available evidence of such Competitive Infringement.

6.4.2Product-Specific Patents.  ProQR will have the first right, but not the obligation, at ProQR’s expense, to enforce the Ionis Product-Specific Patents against any such Competitive Infringement of an Ionis Product-Specific Patent.  If Ionis requests that ProQR take action to enforce any Ionis Product-Specific Patent against a Competitive Infringement, and ProQR believes that it is not commercially appropriate to take such actions, then the Parties will meet and discuss in good faith such circumstances and seek to reach agreement on what appropriate steps to take to cause such infringement to end in a commercially appropriate manner.  If the Parties cannot reach such agreement or ProQR fails to take steps to remove such infringement within [***] following notice of such infringement and a written request from Ionis to take action to remove such infringement, or earlier notifies Ionis in writing of its intent not to take such steps, Ionis will have the right to do so at its expense and ProQR will have the right, at its own expense, to be represented in any such action.  If ProQR brings an action to enforce an Ionis Product-Specific Patent against a Competitive Infringement, then Ionis as the owner of such Ionis Product-Specific Patent, will be permitted to join the litigation with respect thereto and any communications between the Parties will be governed by the common interest privilege. ProQR will have the first right, but not the obligation, at ProQR’s expense, to defend against any challenge to the validity, scope, or enforceability of any Ionis Product-Specific Patent, including any national or regional opposition, appeal, post grant review (PGR) or inter partes review (IPR) proceeding against such Ionis Product-Specific Patent.  If Ionis requests that ProQR take action to defend such Ionis Product-Specific Patent against such challenge, and ProQR believes that it is not appropriate to defend, then the Parties will, within [***] from the filing date of the challenging notice or petition, meet and discuss in good faith such circumstances and seek to reach agreement on what appropriate steps to take.  If the Parties cannot reach such agreement or ProQR decides not to take steps to respond to the challenge, or earlier notifies Ionis in writing of its intent not to take such steps, Ionis will have the right to do so at its expense and ProQR will have the right, at its own expense, to be represented in any such action.  Ionis as the owner of the Ionis Product-Specific Patent, will be permitted to join the challenge proceedings and any communications between the Parties will be governed by the common interest privilege.

6.4.3Ionis Core Technology Patents.  If the Parties learn that a Third Party is infringing one or more Valid Claims of an Ionis Core Technology Patent by selling a Competing Product (including any Competitive Infringement) and such infringement is likely to have a material adverse effect on the Licensed Product, then Ionis will have the sole right, but not the obligation, at Ionis’ expense, to enforce the Ionis Core Technology Patents against any such Competitive Infringement. If ProQR requests that Ionis take action to enforce any Ionis Core Technology Patent against a Competitive Infringement, and Ionis believes that it is not commercially appropriate to take such actions, then the Parties will meet and discuss in good faith such circumstances and seek to reach agreement on what appropriate steps to take to cause such infringement to end in a commercially appropriate manner.

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6.4.4Cooperation.  The Party not enforcing the applicable Patent against a Competitive Infringement or not defending the applicable Patent against any challenge to the validity, scope, or enforceability thereof (including in any national or regional opposition, appeal, PGR or IPR review proceeding), in each case, will provide reasonable assistance to the other Party (at such other Party’s expense), including providing access to relevant documents and other evidence, making its employees available at reasonable business hours in deposition and at trial, and joining the action as a named party to the extent necessary to allow the enforcing or defending Party to bring, maintain or defend the action or establish damages.  If any Third Party asserts in writing or in any legal proceeding that any of the Licensed Patents are unenforceable based on any term or condition of this Agreement, then the Parties shall amend this Agreement as may reasonably be required to effect the original intent of the Parties, including to preserve the enforceability of such Licensed Patents.

6.4.5Recovery.  Any damages or other monetary awards recovered with respect to any action contemplated by this Section 6.4 will be shared as follows:

(i)the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(ii)any remaining proceeds will be (a) [***], or (b) [***].

6.4.6Settlement.  Notwithstanding anything to the contrary under this ARTICLE 6, neither Party may enter a settlement, consent judgment, or other voluntary final disposition of a Competitive Infringement matter under this ARTICLE 6 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent.

6.4.735 USC 271(e)(2) Infringement.  Notwithstanding anything to the contrary in this Section 6.4, solely with respect to the Licensed Patents for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 6.4.2 during which a Party will have the initial right to bring a proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right pursuant to Section 6.4.2 to initiate a proceeding against such a Competitive Infringement if the first Party does not initiate such a proceeding within [***] after such first Party’s receipt of written notice of such Competitive Infringement, such other Party will have such right.

ARTICLE 7.TERM AND TERMINATION

7.1.Term.  This Agreement will commence on the Effective Date and will continue until terminated in accordance with ARTICLE 7 (the “Term”).

7.2.ProQR’s Termination for Convenience.  ProQR shall have the right to terminate this Agreement upon [***]’ prior written notice to Ionis.

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7.3.Termination for Material Breach.   If either Party believes that the other is in material breach of this Agreement, the non-breaching Party may, without prejudice to its right for damages, terminate this Agreement by giving written notice to the other Party.  If the breaching Party fails to cure such breach within [***] after having been notified of the breach by the non-breaching Party, or if the breach is not subject to cure, the non-breaching Party may terminate this Agreement with immediate effect by providing written notice to the breaching Party.

7.4.Termination for Insolvency.  Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [***] after the filing thereof; or if the other Party proposes to be or is a party to any dissolution or liquidation; or if the other Party makes an assignment of substantially all of its assets for the benefit of creditors.  Notwithstanding any further rights under applicable law, upon written request of the other Party, the Party filing for bankruptcy, insolvency or a similar proceeding as set forth in this Section 7.4 will promptly provide to such other Party all information and documents necessary to prosecute, maintain and enjoy its rights under the terms of this Agreement.

7.5.Termination for Failure to Issue Shares.  This Agreement will automatically terminate if the First Installment of the shares to be issued to Ionis in accordance with Section 5.1, the Share Purchase Agreement and the Investor Agreement are not issued by 5:00 p.m. (Eastern time) on November 25, 2018.

7.6.Consequences of Termination of this Agreement.  If this Agreement is terminated by a Party in its entirety at any time and for any reason, then the following terms will apply as specified below:

7.6.1Return of Information and Materials.  Upon termination, the Parties will return (or destroy, as directed by the other Party) all data, files, records, and other materials containing or comprising the other Party’s Confidential Information.  Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

7.6.2Accrued Rights.  Termination of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination.  Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

7.6.3Survival.  The following provisions of this Agreement will survive the termination of this Agreement:  ARTICLE 1 (Definitions and Interpretation), Section 4.2.3 (Effect of Termination on Sublicenses), Section 4.3 (Enabling License), Section 5.7 (Audits), Section 5.9 (Interest), Section 6.1.1 (Party Inventions), Section 7.6

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(Consequences of Termination), Section 7.7 (Special Consequences of Certain Terminations), Section 8.4 (Disclaimer of Warranties), ARTICLE 9 (Indemnification; Limitation of Liability), ARTICLE 10 (Confidentiality; Publicity), ARTICLE 12 (Governing Law and Dispute Resolution), and ARTICLE 13 (General).

7.6.4Rights in Bankruptcy.  All rights and licenses granted under this Agreement are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (Title 11 of the U.S. Code) (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code, the Party that is not subject to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it upon the non-subject Party’s written request therefor.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

7.7.Special Consequences of Certain Terminations.  If Ionis terminates this Agreement under Section 7.3 or ProQR terminates this Agreement under Section 7.2, then, in addition to the terms set forth in Section 7.6, as its sole and exclusive remedy, then the following additional terms will also apply:

7.7.1Licenses.  Upon termination of this Agreement, the licenses granted by Ionis to ProQR under this Agreement will terminate and ProQR, its Affiliates, and its Sublicensees will cease selling Licensed Products.

7.7.2License to Ionis for Discontinued Products.  ProQR will and hereby does grant to Ionis a sublicensable, worldwide, exclusive license or sublicense, as the case may be, under all ProQR Licensed Product Inventions created pursuant to activities under this Agreement as of the date of such reversion that Covers the Discontinued Products solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize such Discontinued Products in the Field;

7.7.3Know-How Transfer.  ProQR will transfer to Ionis for use with respect to the Development and Commercialization of the Discontinued Product, any Know-How, data, results, regulatory information, pricing and market access strategy information, health economic study information, material communications with payors, filings, and files in the possession of ProQR as of the date of such reversion that relate to such Discontinued Products and are necessary or useful for the Development of such Discontinued Products, and any other information or material specified in Section 3.1;

7.7.4Regulatory Materials.  Within [***] following the date of the termination, ProQR will assign, and hereby does assign, to Ionis all of ProQR’s right, title and interest in and to all Regulatory Materials for the Discontinued Product, including any IND, orphan

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drug designation and marketing authorizations that relate to the applicable Discontinued Product;

7.7.5Trademarks.  ProQR will license to Ionis any trademarks that are specific to Discontinued Products solely for use with such Discontinued Product; provided, however, that in no event will ProQR have any obligation to license to Ionis any trademarks used by ProQR both in connection with a Licensed Product and in connection with the sale of any other product or service, including any ProQR- or ProQR-formative marks, company logos, or any other trademarks of ProQR;

7.7.6Stock of API and Finished Drug Product.  Ionis will have the right to purchase from ProQR any or all of the inventory of API and/or finished drug product for such Discontinued Product held by ProQR as of the effective date of termination, if any, at a price equal to [***] to acquire or manufacture such inventory.  Ionis will notify ProQR within [***] after the effective date of termination whether Ionis elects to exercise such right; and

7.7.7Manufacturing Technology Transfer.  If ProQR or ProQR’s CMO is manufacturing API and/or finished drug product as of the termination triggering this provision, Ionis may request ProQR to conduct (or cause to be conducted by ProQR’s CMO) a technology transfer to Ionis (or Ionis’ designated Third Party supplier) of any technology, information and data reasonably related to ProQR’s or such CMO’s manufacturing and supply of API and/or finished drug product for such Discontinued Product, and if so requested, ProQR will conduct (or cause to be conducted by ProQR’s CMO) such a technology transfer, and Ionis will [***] and ProQR will (or will cause ProQR’s CMO to) continue to (i) provide reasonable support and cooperation with Ionis’ regulatory filings and interactions with Regulatory Authorities related to ProQR’s or such CMO’s API and/or finished drug product manufacturing (including any required inspections), and (ii) supply (or cause to be supplied by ProQR’s CMO) API and/or finished drug product to Ionis, at a price equal to [***] to enable Ionis to identify and contract with a suitable Third Party API and/or finished drug product manufacturer; and

7.7.8Transition Activities

(a)The Parties wish to provide a mechanism to ensure that, assuming the Discontinued Product is available to patients as of the reversion date, patients who were being treated with the Discontinued Product prior to such termination or who desire access to the Discontinued Product can continue to have access to such Discontinued Product while the regulatory and commercial responsibilities for the Discontinued Product are transitioned from ProQR to Ionis. As such, Ionis may request ProQR to perform transition activities that are necessary or useful to (1) transition ProQR’s Commercialization activities (if any) to Ionis to minimize disruption to sales, (2) provide patients with continued access to the applicable Discontinued Products (if applicable), (3) enable Ionis (or Ionis’ designee) to assume and execute the responsibilities under all Regulatory Approvals and ongoing Clinical Studies for the applicable

CONFIDENTIAL TREATMENT REQUESTED

Discontinued Product, and (4) ensure long-term continuity of supply for the Discontinued Product (collectively, the “Transition Activities”), including, if applicable, the categories of services and deliverables listed on SCHEDULE 7.7.8(a), but no longer than [***] following the effective date of termination. If applicable, ProQR will perform such Transition Activities using commercially reasonable efforts for the periods set forth in SCHEDULE 7.7.8(a); provided ProQR and Ionis may mutually agree in writing to conduct the Transition Activities for a longer period of time.

(b)Ionis may elect to have ProQR perform the applicable Transition Activities by providing written notice to ProQR no later than [***] following the effective date of the termination. If Ionis requests Transition Activities, without limiting the provisions of Section 7.7.8, the Parties will mutually agree upon a transition plan for ProQR to perform the applicable Transition Activities including delivery and transition dates. In addition, the Parties will establish a transition committee consisting of at least each Party’s Alliance Managers, a representative from each Party’s chemistry, manufacturing and controls (CMC) group who was responsible for the Discontinued Product prior to the termination, and up to [***] additional representatives from each Party who are from other relevant functional groups to facilitate a smooth transition. While ProQR is providing applicable Transition Activities, ProQR and Ionis will agree on talking points and a communication plan to customers, specialty pharmacies, physicians, regulatory authorities, patient advocacy groups, and clinical study investigators, in each case only if applicable at the time of reversion, and ProQR will make all such communications to such applicable entities in accordance with the mutually agreed talking points.

(c)Ionis will [***] to perform the Transition Activities, [***]. In addition, Ionis will [***] to perform the Transition Activities. Ionis will own all revenue derived from the Discontinued Product after the termination date and ProQR will remit all such revenues to Ionis no later than the [***] following the end of the month in which such revenue was received.

7.8.ProQR’s Right of Setoff.  Notwithstanding any other provisions of this Agreement, if ProQR has the right to terminate this Agreement under Section 7.3 (including expiration of all applicable cure periods thereunder), and ProQR does not wish to terminate this Agreement, then, in lieu of any termination right ProQR may have under this Agreement or otherwise, ProQR may setoff against any amounts owed to Ionis pursuant to ARTICLE 5 (Financials) solely with respect to the Licensed Product that is the subject of the breach [***] (the “Setoff Amount”).  If ProQR exercises its setoff right under this Section 7.8, ProQR will provide Ionis with a written certificate, signed by ProQR’s Chief Financial Officer, certifying [***].  Notwithstanding the foregoing, if Ionis notifies ProQR in writing (a “Setoff Dispute Notice”) that it disputes ProQR’s assertion that Ionis is in material breach of this Agreement or the amount setoff by ProQR (a “Setoff Dispute”), then (a) both Parties will participate in the dispute resolution process set forth in SCHEDULE 7.8, and (b) pending the Parties’ agreement regarding the appropriate setoff (if

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any) or a determination by the Advisory Panel of the proper amount that ProQR may setoff (if any) in accordance with SCHEDULE 7.8, ProQR will pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank.  If the Parties cannot settle their dispute by mutual agreement, then, in accordance with SCHEDULE 7.8 the Advisory Panel will determine (i) the amount (if any) that ProQR may setoff against future payments solely with respect to the Licensed Product that is the subject of the breach to Ionis going forward, and (ii) whether any portion of the escrow account should be released to Ionis or returned to ProQR, provided that any decision or determination by the Advisory Panel (a “Panel Decision”) will not be treated as an arbitral award but will be binding on the Parties until and unless arbitrators appointed in accordance with Section 12.2.2(a) (the “Arbitrators”) have determined in an arbitration award regarding some or all of the issues decided in the Panel Decision, and in any action contemplated by the next sentence hereof the Arbitrators will determine the facts and the law de novo, and will give a Panel Decision only such persuasive effect, if any, that after review of all of the facts and the law presented to the Arbitrators by the Parties, the Arbitrators deem appropriate, provided that the escrow agent will comply with a Panel Decision that determines that any portion of the escrow account should be released to Ionis or returned to ProQR.  If it is determined in an award by the Arbitrators that Ionis owes ProQR any damages, then, [***].  If the Arbitrators determine that ProQR has setoff an amount that exceeds the amount of losses, damages and expenses actually incurred by ProQR as a result of Ionis’ breach of this Agreement, then ProQR will promptly pay to Ionis the amount of such excess, plus interest on such amount as provided for in Section 5.9 (Interest), with interest accruing from the time ProQR applied such excess setoff.  If, with respect to a Setoff Dispute, Ionis provides a Setoff Dispute Notice to ProQR and ProQR fails to do any of the following:  (1) appoint a member of the Advisory Panel to the extent required in Section 2 of SCHEDULE 7.8; (2) meet with the Advisory Panel as required in Section 3 of SCHEDULE 7.8; or (3) pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank, then ProQR will forfeit its right to setoff under this Section 7.8 and SCHEDULE 7.8 with respect to any and all Setoff Disputes.

ARTICLE 8.WARRANTIES AND LIABILITIES

8.1.Mutual Representations and Warranties.  Each Party hereby represents and warrants, as of the Effective Date, to the other Party that: (a) it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (b) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity; (c) all necessary consents, approvals, and authorizations of all government or regulatory bodies and other parties, if applicable, required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained; and (d) the execution and delivery of this Agreement and the performance of

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such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent  not already obtained under, any contractual obligation or court or administrative order by which such party is bound.

8.2.Ionis Representations and Warranties.  Ionis warrants to ProQR as follows, as of the Effective Date, to the best of Ionis’ knowledge and belief:

(a)All the information delivered to ProQR as specified in ANNEX B constitutes sufficient information to allow ProQR to open an IND for the Licensed Product.

(b)ANNEX A sets forth a complete and accurate list of all Licensed Patents owned or Controlled by Ionis as of the Effective Date.  Ionis has no knowledge of any information that leads it to believe that any patents included in the Licensed Patents are invalid or unenforceable.

(c)Ionis has not granted any right, license or interest in or to the Licensed Patents that is inconsistent with the licenses and options granted to ProQR under this Agreement.

(d)Ionis is the sole and exclusive owner of, or exclusive licensee of, the Licensed Patents.  Ionis has sufficient legal and beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, options, conditional and installment sale agreements, encumbrances, charges or claims of any kind, of, under, or to the Licensed Patents and Licensed Know-How to grant the licenses to ProQR pursuant to this Agreement.

(e)Other than as disclosed by Ionis to ProQR or in the file histories of the Licensed Patents prior to the Effective Date, to the best of Ionis’s knowledge and belief: (i) the Licensed Patents are not the subject of any interference proceeding and there is no pending or threatened action, suit, proceeding or claim by a Third Party challenging Ionis’ ownership rights in, or the validity or scope of, the Licensed Patents; (ii) there are no claims, judgment or settlements against Ionis pending, or to Ionis’s knowledge, threatened, that invalidate or seek to invalidate the Licensed Patents; and (iii) no Third Party has taken any action before any patent or trademark office (or similar governmental authority), which would render any of the Licensed Patents invalid or unenforceable.

(f)All material renewal and maintenance fees due as of the Effective Date with respect to the prosecution and maintenance of the Licensed Patents have been paid, and all issued patents within the Licensed Patents and each and every claim set forth therein are in full force and effect.

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(g)Ionis has complied with all applicable laws in connection with the prosecution of the Licensed Patents, including the duty of candor owed to any patent office pursuant to such applicable laws.

(h)The inventors named in the patents and patent applications comprising the Licensed Patents are all of the true inventors for such patents and patent applications and each of such inventors has assigned, or is under a written obligation to assign, to Ionis all of his or her right, title and interest to such patents and patent applications, and the inventions described therein.

(i)All current and former employees, officers, directors and consultants of Ionis who are or have been involved in the conception, reduction to practice, or development of the Licensed Know-How have executed written contracts or are otherwise obligated to vest in Ionis exclusive ownership of the Licensed Know-How.

(j)The Licensed Know-How and Licensed Patents include all intellectual property rights owned or controlled by Ionis which are reasonably necessary for the Development and Commercialization by ProQR of potential Licensed Products.

(k)To Ionis’ knowledge, no Third Party is infringing, has infringed, is misappropriating or has misappropriated any of the Licensed Know-How or Licensed Patents in a manner that would adversely affect a Licensed Product.

(l)All current and former employees and consultants of Ionis who are or have been involved in the conception, reduction to practice, or development of the Licensed Know-How have executed written contracts or are otherwise obligated to protect the confidential status of the Licensed Know-How.

(m)Ionis has allowed ProQR access to all material information in Ionis’ or any of its Affiliates’ possession or control in respect of the rights granted hereunder to the Licensed Know-How and Licensed Patents.

8.3.ProQR Representations and Warranties.

(a)ProQR has, or will subcontract for, the requisite personnel, facilities, equipment, expertise, experience and skill to perform its obligations under this Agreement; and

(b)ProQR and its Affiliates will at all times comply with all applicable laws in the exercise of its rights and performance of its obligations under this Agreement.

8.4.Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 8.1 AND 8.2, IONIS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO IONIS TECHNOLOGY, IONIS INTELLECTUAL

CONFIDENTIAL TREATMENT REQUESTED

PROPERTY, IONIS MATERIALS OR ANY OTHER SERVICES, MATERIALS OR RIGHTS PROVIDED HEREUNDER.  WITHOUT LIMITING THE FOREGOING, IONIS EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (I) AS TO THE VALIDITY OR SCOPE OF ANY OF IONIS INTELLECTUAL PROPERTY, (II) THAT ANY PRODUCT OR MATERIALS PROVIDED HEREUNDER, OR THEIR PREPARATION, DEVELOPMENT, MANUFACTURE, MARKETING, SALE, DISPOSITION OR USE, OR ANY ACTIVITIES OF PROQR OR ITS AFFILIATES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, INCLUDING PATENT RIGHTS, OF ANY THIRD PARTY, (III) AS TO THE QUALITY OR PERFORMANCE OF ANY PRODUCT OR ANY OTHER MATERIALS PROVIDED HEREUNDER, OR (IV) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 9.INDEMNIFICATION; LIMITATION OF LIABILITY

9.1.Indemnification by ProQR.  ProQR is, to the extent authorized under applicable law, liable for and agrees to indemnify and defend Ionis from any liability, damage and loss, incurred by Ionis in connection with Third Party claims arising out of (a) any breach by ProQR of this Agreement or applicable laws, (b) the negligence or willful malfeasance of ProQR, or (c) the Manufacture, Development, Commercialization or use of any Licensed Product by ProQR.  ProQR shall have no obligation to indemnify and hold Ionis harmless from liability as described in this Section 9.1, to the extent the liability, loss or damage arises out of or results in whole or in part from (a) a breach by Ionis of this Agreement or applicable laws or (b) the negligence or willful malfeasance of Ionis.

9.2.Indemnification by Ionis.  Ionis is, to the extent authorized under applicable law, liable for and agrees to indemnify and defend ProQR from any liability, damage and loss, incurred by ProQR in connection with Third Party claims to the extent such claims arise out of or result in whole or in part from (a) any breach by Ionis of this Agreement or applicable laws, (b) the negligence or willful malfeasance of Ionis, or (c) the Manufacture, Development, Commercialization or use of any Discontinued Product by Ionis.  Ionis shall have no obligation to indemnify and hold ProQR harmless from liability as described in this Section 9.2, to the extent the liability, loss or damage arises out of or results in whole or in part from (a) a breach by ProQR of this Agreement or applicable laws or (b) the negligence or willful malfeasance of ProQR.

9.3.Indemnification Procedure.  The Party claiming indemnity under this Article 8 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”).  The Indemnifying Party will have the sole right to defend, negotiate, and settle such Claim except as otherwise set out herein.  The Indemnified Party will be entitled to participate in the defense of such matter and to employ counsel to assist in such defense but the Indemnifying Party will not be liable for any fees or expenses of such other counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party has failed to employ counsel reasonably satisfactory to the

CONFIDENTIAL TREATMENT REQUESTED

Indemnified Party in a timely manner, or (c) the Indemnified Party is advised by counsel that there are actual or potential conflicting interests between the Indemnifying Party and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party.  The Indemnifying Party will have final decision-making authority regarding all aspects of the defense of the Claim.  The Indemnified Party will provide the Indemnifying Party with such information and assistance as the Indemnifying Party may reasonably request, at the expense of the Indemnifying Party.  The Indemnifying Party shall not agree to any settlement of any claim or suit made that includes an admission of liability on the part of the Indemnified Party or that imposes any obligation on or otherwise materially affects the Indemnified Party without that Indemnified Party’s prior written consent; provided,  however, that the Indemnified Party will not unreasonably withhold or delay such consent.

9.4.Limitation of Liability.  NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE EXCEPT TO THE EXTENT ARISING OUT OF A BREACH BY SUCH PARTY OF SECTION 4.5 OR ARTICLE 10 OR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 9.

9.5.Insurance.  Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated under this Agreement, and will provide proof of such insurance to the other Party promptly following a request therefor.

ARTICLE 10.CONFIDENTIALITY; PUBLICITY

10.1.Confidentiality.  Each Party agrees that during the Term and for [***] thereafter, all Confidential Information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) shall be treated as confidential and that the Receiving Party shall not itself use or disclose to any Third Party any of such Confidential Information, except as may be required for the purposes of this Agreement including in connection with the Development, Manufacture and Commercialization of the Licensed Product.  The Receiving Party shall not disclose Confidential Information received from or on behalf of the other Party to any Person, except:

(i)to an Affiliate or Authorized Representative who is bound by written confidentiality and non-use obligations at least as restrictive as those contained herein;

(ii)to a potential or actual Sublicensee or as reasonably necessary to any bona fide potential or actual investor, acquirer, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, each disclosee shall be

CONFIDENTIAL TREATMENT REQUESTED

under an obligation of confidentiality at least as stringent as those contained herein; or

(iii)as, and to the extent, such disclosure is required by law, judicial or arbitral process, regulatory authority or the rules of a recognized stock exchange.  If a Party needs to disclose in accordance with this provision, prior notice of such requirement to disclose and, to the extent practicable, a reasonable opportunity to obtain a protective order shall be given and such Party shall take the necessary steps to minimize the extent of disclosure.

The Receiving Party will take all reasonable steps (including but not limited to steps at least as restrictive as those precautions it takes to protect its own confidential information, data or other tangible or intangible property of its own that it regards as proprietary or confidential) to ensure that Confidential Information of the Disclosing Party is not disclosed, used or duplicated for others’ use other than as permitted in this Agreement; and to prevent any Affiliate or Authorized Representative from violating the Receiving Party’s obligations under this Agreement.  The Receiving Party shall immediately notify the Disclosing Party in writing upon the occurrence of any unauthorized disclosure or use of Confidential Information of which it becomes aware.

10.2.Exceptions.  Section 10.1 shall not apply to any Confidential Information of the Disclosing Party which the Receiving Party can establish:

(a)at the time of disclosure is generally available in the public domain;

(b)after disclosure becomes generally available in the public domain by publication or otherwise, except by breach of this Agreement or breach by any other party under an agreement of confidentiality with a Party;

(c)by written records was in its possession at the time of disclosure by the Receiving Party and was not acquired directly or indirectly from the Disclosing Party or from any Third Party under an agreement of confidentiality with the Disclosing Party;

(d)by written records was received from an independent source who has a lawful right to disclose the Confidential Information; or

(e)is permitted to be so disclosed by prior written approval of the Disclosing Party.

10.3.Prior Agreement.  This Agreement supersedes the Existing Confidentiality Agreement.  All confidential information exchanged between the Parties under the Confidentiality Agreement will be deemed Confidential Information of the Disclosing Party and will be subject to the terms of this Agreement.

10.4.Attribution.  To the extent permitted by applicable law, ProQR will in a clearly legible form include the words “Discovered by Ionis Pharmaceuticals” on the main product communication and branding materials for the Licensed Product, including the

CONFIDENTIAL TREATMENT REQUESTED

packaging.  Notwithstanding the foregoing, ProQR shall have no obligation to include such attribution language in any of the following: (a) communications or materials where such inclusion would be prohibited by applicable law or applicable Third Party institutional, corporate, or other policies or (b) materials primarily focused on or directed to patients, or other materials in which ProQR branding is not prominently featured.

10.5.Press Releases.

10.5.1Agreement Press Release.  The Parties will agree upon a press release to announce the execution of this Agreement, to be released by ProQR, for use in responding to inquiries about the Agreement. Ionis hereby consents to ProQR’s issuance of the proposed press release with respect to this Agreement attached as Annex D, which shall be released on or promptly after the Effective Date.

10.5.2Other Press Releases.  ProQR will provide draft press releases concerning any material event related to Clinical Study results or any Regulatory Approval with respect to a Licensed Product to Ionis, as far in advance of the planned release date as is reasonably possible under the circumstances, for review and comment, and ProQR will consider in good faith any comments provided by Ionis as a result of such review.

10.6.Scientific or Clinical Presentations.

10.6.1Natural History Study and Pre-Clinical Data.  The Parties will work together on the publication of the results of the Natural History Study in retinitis pigmentosa patients currently being conducted by Ionis and any pre-clinical data related to the Licensed Product generated prior to the Effective Date.  Specifically, the Parties will develop a publication strategy with respect to such results and data (including the timing and content of such publication) consistent with the publication commitments made by Ionis for such studies.  Ionis will allow ProQR to review and provide comments on such publications and Ionis will reasonably consider all timely comments provided by ProQR on such publications.

10.6.2Agreement Activities.  Regarding any proposed scientific or clinical publications or public presentations related to summaries of results from any of the activities under this Agreement generated by Ionis or ProQR, the Parties acknowledge that scientific lead time is a key element of the value under this Agreement and further agree to use Commercially Reasonable Efforts to control public scientific disclosures of the results of the activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results.  The Parties will agree to a publication plan whereby each Party will first submit to the other Party an advanced draft of all such publications or presentations, whether they are to be presented orally or in written form, at least [***] prior to submission for publication. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of any Know-How arising under this Agreement. If, during such [***] period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication.  During

CONFIDENTIAL TREATMENT REQUESTED

such [***] period, if the other Party informs such Party that additional time is needed to permit the timely preparation and filing of patent application(s), then such Party will delay such proposed publication for [***] from the date the other Party informed such Party of the need for additional time. Notwithstanding the foregoing, if the Parties mutually agree that public disclosure of such proposed publication could reasonably be expected to have a material adverse effect on the ability to develop an oligonucleotide as a therapeutic candidate, the Parties will delay publication until a patent application covering such oligonucleotide is filed.

ARTICLE 11.ASSIGNMENT

11.1.Neither Party may assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that either Party has the right to assign this Agreement to an Affiliate or in connection with the transfer or sale to a Third Party of all or substantially all of its business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise; provided, if ProQR or any of its Affiliates or Sublicensees transfers or assigns this Agreement or a sublicense to [***] described in this Agreement, then ProQR (or such Affiliate or Sublicensee) will [***] due to Ionis under ARTICLE 5 for the [***] such that Ionis receives [***].  In addition, Ionis may assign or transfer its rights to receive payments under this Agreement without ProQR’s consent to an Affiliate or to a Third Party in connection with a payment factoring transaction.  The assigning Party shall provide prompt notice to the other Party of any assignment in accordance with the preceding sentence.  No other assignment will be allowed without the prior written consent of the other Party.

The [***].

To the extent Ionis benefits from a [***], Ionis will [***] to ProQR [***].  Notwithstanding the foregoing, if the [***] is in any way a result of the transfer or assignment by Ionis of any intellectual property or a portion of the rights under this license outside of the United States, ProQR will only be obligated to [***].

11.2.An assignment agreement shall be consistent with and subject to the terms and conditions of this Agreement and any such assignment shall oblige the assignee to comply with all the terms of this Agreement.

11.3.Any purported assignment or transfer of this Agreement in violation of the terms of this ARTICLE 11 will be null, void and of no legal effect.

ARTICLE 12.GOVERNING LAW AND DISPUTE RESOLUTION

12.1.Governing Law.  The validity, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, without reference to its conflict of laws principles.

CONFIDENTIAL TREATMENT REQUESTED

12.2.Dispute Resolution.

12.2.1The Parties will seek to settle amicably any and all disputes, controversies or claims arising under, out of or relating to this Agreement and any subsequent amendments of this Agreement.  Any such dispute between the Parties will be promptly presented to the Chief Executive Officer of ProQR and the Chief Operating Officer of Ionis (the “Senior Representatives”), or their respective designees, for resolution.  Such Senior Representatives, or their respective designees, will meet in person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to agree upon the resolution of the dispute.  If a dispute between the Parties arising out of or relating to the validity or interpretation of, compliance with, breach or alleged breach of or termination of this Agreement cannot be resolved within 30 days of presentation to the Senior Representatives, or their respective designees, for resolution, then the dispute will be referred to binding arbitration to be conducted as set forth below in Section 12.2.2.  For clarification, any dispute relating to the validity or scope of any Patent or related to the Development matters to be decided by the JSC will not be subject to arbitration.

12.2.2Arbitration.

(a)If a dispute subject to Section 12.2.1 is not resolved pursuant to Section 12.2.1, such dispute will be resolved through binding arbitration in accordance with this Section 12.2.2 and under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, including application of the “Expedited Procedures” of the Commercial Arbitration Rules of the AAA.  The proceedings and decisions of the arbitrators will be confidential, final and binding on the Parties, and judgment upon the award of such arbitrators may be entered in any court having jurisdiction thereof.  The arbitration will take place in San Diego, California, U.S. and will be conducted by three arbitrators.  Each of ProQR and Ionis will appoint one arbitrator within 30 days after the notice that initiated the arbitration.  These two arbitrators will in turn appoint a third arbitrator who will be reasonably acceptable to the Parties and who will be appointed in accordance with AAA rules.  Each arbitrator chosen hereunder will have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute.

ARTICLE 13.GENERAL

13.1.Force Majeure.  Except as hereinafter provided, no Party shall be liable for any default or delay in the performance of the terms of this Agreement where such failure is due to Force Majeure affecting that Party.  Upon the occurrence of an event constituting Force Majeure, the Party affected by this event shall take all measures which may reasonably be required to rectify the situation as quickly as possible.  The Parties shall, if necessary,

CONFIDENTIAL TREATMENT REQUESTED

jointly examine the measures to be taken to limit the effect of Force Majeure.  In the event that a Party wishes to rely on a condition of Force Majeure, that Party shall notify the other Party orally as soon as reasonably possible, but in no case later than [***] after discovery of such condition; such oral notice shall be followed by a notice by the Party claiming such condition of Force Majeure to the other Party within [***] of discovery.

13.2.Amendments.  Except as otherwise provided in this Agreement, no amendment to this Agreement shall have any force or effect unless it is in writing and signed by authorized representatives of both Parties.

13.3.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, estates and, in the event of a permitted assignment or transfer, assignees or transferees.

13.4.No Waiver.  No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

13.5.Severability.  If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

13.6.Entire Agreement.  This Agreement, including its Annexes and Schedules, as well as the Share Purchase Agreement and the Investor Agreement, together set out the entire agreement between the Parties relating to the subject matter herein and together supersede all prior oral or written agreements, arrangements, or understandings between them relating to such subject matter.

13.7.Costs.  Except as specifically provided otherwise herein, each Party shall bear its own costs in connection with the preparation, negotiation, signing or performance of this Agreement.

13.8.Performance by Affiliates.  ProQR shall be permitted to perform any or all if its obligations hereunder, and exercise any or all of its rights hereunder, through one or more of its Affiliates; provided that ProQR shall remain liable for any breach of this Agreement by ProQR or any of its Affiliates in connection with such performance of obligations or exercise of rights.

13.9.Independent Contractors.  Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

CONFIDENTIAL TREATMENT REQUESTED

13.10.Interpretation.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Appendix, Annex or Schedule means a Section of, or Appendix, Annex or Schedule to this Agreement,  unless another agreement is specified; (b) the word “including” (in its various forms) means “including without limitation”; (c) the words “will” and “shall” have the same meaning; (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time; (e) words in the singular or plural form include the plural and singular form, respectively; (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (g) unless otherwise specified, “$” is in reference to United States dollars; and (h) the headings contained in this Agreement, in any Annex, Appendix or Schedule to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

13.11.Construction of Agreement.  The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

13.12.Counterparts.  This Agreement may be signed in counterparts, each of which will be deemed an original. Notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

ARTICLE 14.NOTICES

14.1.Unless otherwise provided herein, any royalty reports, notice or other communications under or in connection with this Agreement shall be in writing and sent by e-mail (with receipt confirmed by email reply), by courier, or by registered mail and shall be effective when received, and in any event no later than when sent:

(a)By email [***] day after dispatch;

(b)by courier service [***] days after dispatch, and

(c)by registered mail [***] days after dispatch.

14.2.For the purposes hereof, the addresses of the Parties shall be as specified below:

If to ProQR:

CONFIDENTIAL TREATMENT REQUESTED

ProQR:	ProQR Therapeutics IV B.V.
Address:	Zernikedreef 9 2333 CK Leiden The Netherlands
E-mail:	ddeboer@proqr.com
Attn.:	Daniel A. de Boer
With copy to:	Legal Department
Address:	Zernikedreef 9 2333 CK Leiden The Netherlands
Email:	legal@proqr.com

If to Ionis:

Ionis:	Ionis Pharmaceuticals, Inc. 2855 Gazelle Court Carlsbad, CA 92010 U.S.A. Attention: Chief Business Officer
Address:	2855 Gazelle Court Carlsbad, CA 92010 U.S.A.
With copy to:	[***]@ionisph.com

or at such other address as the Party to be given notice may have notified to the other from time to time in accordance with this clause for that purpose.

14.3.The provisions of this clause shall not apply in relation to the servicing of documents for the purpose of litigation.

For and on behalf of	For and on behalf of
Ionis Pharmaceuticals, Inc.	ProQR Therapeutics IV B.V.

CONFIDENTIAL TREATMENT REQUESTED

By: Title: Date:	By: Daniel de Boer Title: Chief Executive Officer Date:

CONFIDENTIAL TREATMENT REQUESTED

Annex A

1.    Ionis Core Technology Patents

Ionis Docket No.	Country	Patent/ Application No.	Grant Date	Title
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED

Annex A (continued)

2. Ionis Manufacturing and Analytical Patents

Technology	Ionis Docket Number	Country/Treaty	Application /Patent Number	Filing Date	Title
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED

Technology	Ionis Docket Number	Country/Treaty	Application /Patent Number	Filing Date	Title
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED

Annex A (continued)

3.    Ionis Product-Specific Patents

Ionis Docket No.	Country	Application No.	Filing Date	Title
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED

Annex B

After the Effective Date, Ionis will promptly transfer to ProQR all study reports, samples, DS & DP, models, stability and CMC records and reports, regulatory files, pharmacology and toxicology reports and data, and other relevant information (to the extent available) related to the Licensed Product.

Data handover: please transfer signed reports in PDF format, study reports in Word format (where Word format is feasible), original uncompressed images and numerical data in Excel (if available).

Provisional List

All documents provided in Virtual Data Room will be transferred in PDF format, original uncompressed images and numerical data in Excel (if available).

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

CONFIDENTIAL TREATMENT REQUESTED

Annex C

DECLARATION FOR REGISTRATION OF LICENSE

THE UNDERSIGNED

1.[..], doing business under the name [..] or [X], a [..] organized under the laws of [..], established at [..], registered at the [Dutch] Chamber of Commerce under number [..], duly represented by [..], hereinafter referred to as “[X]” or “Ionis”;

AND

2.ProQR Therapeutics [..] B.V., a company organized under the laws of The Netherlands, whose corporate seat is at Leiden and whose offices are at Darwinweg 24, 2333 CR Leiden, the Netherlands, registered at the Dutch Chamber of Commerce under number [..], duly represented by its CEO D. A. de Boer, hereinafter referred to as “PROQR” or “ProQR”;

NOW HEREBY DECLARE AS FOLLOWS:

Pursuant to a license agreement between Ionis and ProQR, Ionis has granted ProQR a license to use patents and patent application listed in Annex A, which license ProQR has accepted.

Ionis agrees to the registration of ProQR in the register as its ProQR for the said patents and patent applications effective from the date below.

On behalf of Ionis	On behalf of ProQR
_____________________________ Name: Title: Date:	______________________________ Name: Title: Date:

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Annex D

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Annex E

BASEBALL ARBITRATION

1.The Parties shall select and agree upon a mutually acceptable independent Third Party expert who is neutral, disinterested and impartial, and has significant relevant experience in the commercialization of pharmaceutical products (the “Expert”).  If the Parties are unable to promptly agree upon an Expert, then upon request by either Party, the Expert shall be an arbitrator appointed by the American Arbitration Association (“AAA”).  The date on which such arbitrator is selected will be the “Arbitration Commencement Date.”  Each Party shall within ten (10) days following the Arbitration Commencement Date prepare and deliver to both the Expert and the other Party its proposed terms to resolve the disputed matter (i.e., the allocation of the relative contribution of the Licensed Product and each other device or active ingredient to a particular Combination Product) and a memorandum (the “Supporting Memorandum”) in support thereof.  The Expert will also be provided with a copy of this Agreement.  Within ten (10) days after receipt of the other Party’s Supporting Memorandum, each Party may submit to the Expert (with a copy to the other Party) a rebuttal to the other Party’s Supporting Memorandum (a “Rebuttal”), which may include a revision, marked to show changes, of either Party’s proposed terms.  Neither Party may have ex parte communications (either written or oral) with the Expert other than for the sole purpose of engaging the Expert or as expressly permitted in this Annex E.

2.Within twenty (20) days after the Expert’s receipt of each Party’s Rebuttal (or the expiration of the period for the Parties to submit a Rebuttal, if earlier), the Expert will select, between the proposals provided by the Parties, the proposal that the Expert believes most accurately reflects an equitable result for the Parties consistent with the principles set forth in Section 1.1.71 (the “Selected Allocation”).  The Expert shall not have the authority to modify a proposal initially submitted by a Party.  The decision of the Expert shall be the sole, exclusive and binding remedy and the Selected Allocation shall become a binding and enforceable agreement between the Parties.

3.The Expert will have reasonable discretion to request additional information, hold a hearing, and extend the time frame for reaching a decision regarding the dispute at issue to the extent they are not inconsistent with this ANNEX E.  The Expert’s fees and expenses will be paid by the Party whose proposal is not selected by the Expert.  Each Party will bear and pay its own expenses incurred in connection with any proceedings under this ANNEX E.

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Annex F

Prior Agreements

1.[***]

2.[***]

3.[***]

4.[***]

5.[***]

6.[***]

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SCHEDULE 7.7.8

Transition Activities

ProQR will perform Transition Activities, to the extent applicable at the time of the applicable termination, that are necessary to (1) provide patients with continued access to the applicable Licensed Products, (2) enable Ionis (or Ionis’ designee) to assume and execute the responsibilities under all Regulatory Approvals and then-ongoing Clinical Studies for the applicable Licensed Product, and (3) ensure long-term continuity of supply for the Licensed Product.  ProQR will perform the Transition Activities for Ionis through an agreed-upon schedule as set forth in an agreed upon transition plan, including but not limited in the following areas:

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[***]

•[***]

•[***]

•[***]

[***]

•[***].

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•[***].

[***]

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•[***].

[***]

•[***].

•[***].

[***]

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SCHEDULE 7.8

Advisory Panel Regarding Setoff Disputes

Resolution of Setoff Disputes. The purpose of having a Setoff Dispute reviewed by an Advisory Panel is to govern how the Parties will determine (1) the amount (if any) that ProQR may setoff against future payments to Ionis going forward, and (2) whether any portion of the escrow account established under Section 7.8 should be released to Ionis; in each case until such matters have been subsequently agreed in writing by the Parties or finally determined by the Arbitrators.

1.If ProQR has exercised its setoff right under Section 7.8 (ProQR’s Right of Setoff) and there is a Setoff Dispute, then the Parties will convene an Advisory Panel in accordance with the procedures set forth below (the “Advisory Panel”).

2.Ionis and ProQR will negotiate in good faith to, within [***] after Ionis delivers the Setoff Dispute Notice to ProQR, identify a single expert having the Qualifications set forth below to act as the Advisory Panel; provided that if the Parties cannot identify a mutually agreed expert within such [***], then the Advisory Panel will have [***] members, who will be selected as follows: each of ProQR, on the one hand, and Ionis on the other hand, will appoint [***] member of the Advisory Panel within [***] after Ionis delivers the Setoff Dispute Notice to ProQR, and those two Party-appointed members will unanimously select the [***] member (who will act as chairperson of the Advisory Panel) within [***] of the appointment of the last Party-appointed member. If the Party-appointed members cannot agree upon the selection of the [***] member within such [***] period, the Parties will immediately jointly ask the AAA to appoint such chairperson, such appointment to be made within [***] of such request, in accordance with Rule R-13(a) of the AAA Commercial Arbitration Rules in effect as of the date of the Agreement (the “AAA Rules”). Each of the members of the Advisory Panel, whether appointed by a Party or by the AAA, will have the following qualifications (as applicable, the “Qualifications”): (i) in all cases cannot be a current or former employee, officer or director of either Party, or its Affiliates or a current consultant or independent contractor of either Party or its Affiliates; (ii) if the claimed material breach by Ionis primarily involves ownership, prosecution and maintenance, defense or enforcement of intellectual property or rights therein, the Qualifications are to be an attorney who has practiced United States patent law for at least [***]; (iii) if the claimed material breach by Ionis primarily involves Section 4.5 of the Agreement (Exclusivity), the Qualifications are to be an attorney who is admitted to practice law with at least [***] of experience advising Persons on pharmaceutical drug development and commercialization; and (iv) for any other claimed material breach by Ionis, the Qualifications are to be an attorney who has been admitted to practice law in for at least [***] and who has significant experience in the pharmaceutical industry. In addition, (1) if the chairperson is appointed by the AAA, AAA Rules R-16 and R-17 will apply to the selection of such chairperson and (2) the chairperson, or the single expert agreed upon pursuant to this Section 2 of this SCHEDULE 7.8, must be an attorney who is admitted to practice law in the State of Delaware with at least [***] of experience.

3.The Parties will meet with the Advisory Panel in person in Dover, Delaware (the “Resolution Meeting”) on a mutually agreed-upon date no earlier than [***] and no later

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than [***] after formation of the Advisory Panel. The Parties agree that they will share equally the cost of the Advisory Panel. Each Party will bear its own attorneys’ fees and associated costs and expenses.

4.At least [***] prior to the Resolution Meeting, ProQR will submit the following to Ionis and the members of the Advisory Panel:

(a)a copy of all exhibits on which ProQR intends to rely in any oral or written presentation to the Advisory Panel;

(b)a list of any witnesses ProQR intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)a request for a specific damage award. The proposed damage award will not contain any recitation of the facts or any legal arguments and will not exceed one page; and

(d)a brief in support ProQR’s position and damage award, provided that the brief will not exceed 20 pages.

5.At least [***] prior to the Resolution Meeting, Ionis will submit the following to ProQR and the members of the Advisory Panel:

(a)a copy of all exhibits on which Ionis intends to rely in any oral or written presentation to the Advisory Panel;

(b)a list of any witnesses Ionis intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)a request for a specific damage award (if any). The proposed damage award will not contain any recitation of the facts or any legal arguments and will not exceed one page; and

(d)a brief in support of Ionis’ position and damage award, provided that the brief will not exceed 20 pages.

6.The Resolution Meeting will be conducted on two consecutive days and will be governed by the following rules:

(a)Each Party will be entitled to five hours of time to present its case. The Advisory Panel will determine whether each Party has had the five hours to which it is entitled. Each Party will also be entitled to submit written direct testimony not exceeding 20 pages.

(b)Each Party will be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross examine witnesses, and to make a closing argument. Cross examination of witnesses will occur immediately after their direct testimony, and cross

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examination time will be charged against the Party conducting the cross examination.

(c)ProQR will begin the hearing and, if it chooses to make an opening statement, will address not only issues it raised but also any issues raised by Ionis. Ionis, if it chooses to make an opening statement, also will address all issues raised by ProQR at the Resolution Meeting. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments will proceed in the same sequence.

(d)Except when testifying, witnesses will be excluded from the hearing until closing arguments except for witnesses that are employees or agents of a Party.

(e)Settlement negotiations, including any statements made therein, will not be admissible under any circumstances. Affidavits prepared for purposes of the Resolution Meeting also will not be admissible. As to all other matters, the Advisory Panel will have sole discretion regarding the admissibility of any evidence.

7.Within seven days following completion of the Resolution Meeting, each Party may submit to the other Party and the members of the Advisory Panel a post hearing brief in support of its proposed ruling and requested damages, provided that such brief will not contain or discuss any new evidence and will not exceed 10 pages. This page limitation will apply regardless of the number of issues raised in the Resolution Meeting.

8.Within [***] following completion of the Resolution Meeting, the Advisory Panel will decide the following issues and provide each Party a written notice thereof, which decision will be binding on the Parties pending final resolution of the Setoff Dispute by the Arbitrators:

(a)Whether the amount placed in escrow by ProQR pursuant to Section 7.8 exceeds the Advisory Panel’s objective good faith estimate of the amount of any losses, damages and expenses incurred or likely to be incurred by ProQR as a result of Ionis’ breach of the Agreement; and

(b)What amount (if any) may ProQR setoff against future payments to Ionis under Section 7.8, which amount will represent the Advisory Panel’s objective good faith estimate of the amount of any losses, damages and expenses incurred or likely to be incurred by ProQR as a result of Ionis’ breach of the Agreement.

9.If the Advisory Panel determines that the amount placed in escrow by ProQR pursuant to Section 7.8 exceeds the Advisory Panel’s objective good faith estimate of the amount of any losses, damages and expenses incurred or likely to be incurred by ProQR as a result of Ionis’ breach of the Agreement, the Parties will promptly cause the escrow agent to release to Ionis the amount of such excess, plus interest accruing on such amount in the escrow account. The Parties will promptly cause the remaining amount in the account to be returned to ProQR.

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10.If the Advisory Panel determines an appropriate amount that ProQR may setoff against future payments to Ionis under Section 7.8, ProQR may setoff such amount directly, and will not be required to pay such amounts into any escrow account.

11.The decisions rendered by Advisory Panel with respect to the distribution of funds from the escrow account and amount ProQR may setoff going forward will be binding on the Parties pending resolution of the Setoff Dispute by the agreement of the Parties or by the Arbitrators in accordance with the Agreement.

12.Legal Remedies.

(a)Within [***] of the Advisory Panel rendering its determination on the Setoff Dispute, either Party may pursue a legal remedy in accordance with ARTICLE 12 (Governing Law and Dispute Resolution); provided that if neither Party files a demand for arbitration within such 30-day period regarding the Setoff Dispute with AAA in accordance with ARTICLE 12 (Governing Law and Dispute Resolution), then the decision of the Advisory Panel will be binding on both Parties, and each Party will be barred from pursuing a legal remedy for the applicable Setoff Dispute.

(b)In any legal proceeding brought under Section 12(a) of this SCHEDULE 7.8, (i) the determination of the Advisory Panel will have no preclusive effect with respect to the Setoff Dispute as it relates to issue preclusion, (ii) the Arbitrators will hear the issues raised in the Setoff Dispute de novo, and (iii) neither Party may engage any member of the Advisory Panel as a consultant or a disclosed expert.

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